EXHIBIT 4.16








                          CBS EMPLOYEE INVESTMENT FUND

              FOR ELIGIBLE EMPLOYEES OF CBS BROADCASTING, INC. AND
                   CERTAIN OF ITS SUBSIDIARIES AND AFFILIATES




                      AS RESTATED EFFECTIVE JANUARY 1, 1998













                                  WORKING COPY
                          (INCLUDING AMENDMENTS ADOPTED
                      THROUGH THE DATE OF THE CLOSE OF THE
                              CBS / VIACOM MERGER)



                       (Changes Are Subject to IRS Review
                        and Contingent Upon IRS Approval)


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                          CBS EMPLOYEE INVESTMENT FUND

                                    Contents

I.       The Purpose of the Plan; the Trust...................................1

II       Participation........................................................2

III.     Accounts.............................................................4

IV.      Employee Contributions; Contribution Elections; Investment
           Directions; Conversion Directions; Rollover Contributions..........8

V.       Employer's Matching Contributions...................................25

VI.      Termination of Participation; Withdrawals; Determination

           and Payment of Benefits...........................................28

VII.     The Managers........................................................47

VIII.    Administration......................................................48

IX.      Definitions; Construction...........................................54

X.       Adoption by Subsidiaries............................................69

XI.      Amendment; Termination..............................................70

XII.     Limitations.........................................................73

XIII.    Interpretation......................................................77

XIV.     Top-Heavy Plan......................................................78

XV.      Midwest Communications, Inc. Transaction............................82

XVI.     Merger of Radford Studio Center Inc. 401(k) Tax
         Sheltered Savings Plan and Trust....................................86

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XVII.    Direct Rollover of Amounts from Plans in Which Employees
         of WPRI-TV Participated.............................................87

XVIII.   Direct Rollover of Amounts from Plans in Which Employees
         of TNN/CMT Cable Networks Participated..............................89

XIX.     Account Transfers...................................................91

APPENDIX A...................................................................96




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                          CBS EMPLOYEE INVESTMENT FUND


I.       The Purpose of the Plan; the Trust
         ----------------------------------

         A. The purpose of the Investment Fund, the plan embodied herein, is to provide Employees of CBS and certain of its subsidiaries and affiliates who are eligible to participate therein a convenient way to save for their retirement. It is intended that at all times the Investment Fund and the related Trust will constitute a plan qualified under Section 401(a) and exempt under Section 501(a) of the Internal Revenue Code, as amended ("the Code"), and will comply with the requirements of Section 401(k) of the Code and of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Investment Fund embodied herein constitutes an amendment to and restatement of the Investment Fund in effect on December 31, 1997, and is effective January 1, 1998, or such other date as provided in a resolution of the Board of Directors (or such other corporate body as shall have amendment authority) or in the Plan or as required (and to the extent required) by applicable law. Nothing in this amendment and restatement shall have the effect of reducing any participant's rights to accrued benefits (including optional forms of benefit) under the terms of the Investment Fund in effect on December 31, 1997.

         B. As a part of the Investment Fund, and solely to aid in the proper execution thereof, CBS and the other Employers have entered into the Trust Agreement. The Trust has been created solely to aid in the proper execution of the Investment Fund and shall be availed of solely for such purpose. Each provision of the Trust Agreement shall be deemed to be a provision hereof as fully as if it were set forth herein.

         C. The Investment Fund, as amended to December 31, 1997, shall continue to be applicable to all former Employees whose employment (and participation) terminated prior to January 1, 1998, except as otherwise provided herein. The Investment Fund, as amended as of January 1, 1998 and as may be amended thereafter, shall be applicable to all Employees who are or become eligible to participate therein on or after such date.

         D. Certain terms used herein and in the Trust Agreement are defined and set forth in alphabetical order in Paragraph A of Article IX hereof.


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II       Participation.
         --------------

         A. This Section II.A applies to Employees employed on other than a full-time basis. Each such person who, on January 1, 1997 or on the first day of any monthly accounting period commencing subsequent to such date,

                  (1) is an Employee of one or more of the Employers and either (a) during the 12-month period preceding such date or, in the case of an Employee employed on other than a full-time basis, during any 12-month period subsequent to December 31, 1975 preceding such date has been such an Employee, or (b) is included in a group determined by the Board to be eligible to participate in the Investment Fund after employment by one or more of the Employers during such period of less than one year as the Board has determined, and during such period has continuously been such an Employee, and

                  (2)      has completed a year of service,

         shall become eligible to participate in the Investment Fund on the first day of his earliest payroll period commencing with or within such monthly accounting period. Any participant and any Employee eligible to participate in the Investment Fund whose employment terminated or who incurs a break in service and who shall again become an Employee shall be eligible to participate in the Investment Fund on the date he is reemployed or returns from a break in service, as the case may be.

         Solely for the purpose of determining whether an Employee has completed a year of service in accordance with clause (2) of Section A., an Employee who was employed by WPRI-TV or WGPR-TV on the date the assets of those two stations were acquired by CBS (the "Acquisition Date") shall be credited with a year of service for each year of the Employee's employment with the seller of WPRI-TV and WGPR-TV.

         Solely for the purpose of determining whether an Employee has completed a year of service in accordance with clause (2) of Section A., an Employee who was employed by the seller of TNN/CMT Cable Networks prior to the date the assets related to that network were acquired by CBS (the "Gaylord Acquisition Date") and became an Employee of CBS on the Gaylord Acquisition Date shall be credited with a year of service for each year of the Employee's employment with the seller of TNN/CMT Cable Networks.


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         B. This Section II.B applies to Employees employed on a full-time basis. Each such person who is an Employee of one or more of the Employers shall immediately become eligible to participate in the Investment Fund.

         C. Any person described in Section II.A or II.B who is eligible to participate in the CBS News Special Projects Inc. Employee Investment Fund shall be excluded from participation in this Investment Fund as of the date such person becomes eligible to participate in the CBS News Special Projects Inc. Employee Investment Fund. Any person who was eligible to participate in the CBS News Special Projects Inc. Employee Investment Fund and is subsequently employed or reemployed by CBS shall be immediately eligible to participate in this Investment Fund upon such date of employment or reemployment.

         D. Each new Employee described in Section II.A or II.B. who shall become eligible to participate in the Investment Fund and who shall file with CBS his election to do so shall become a participant therein on the first day of the first payroll period after the enrollment election has been processed by CBS. Such election shall be processed as quickly as reasonably practicable, but under no circumstances shall contributions be made retroactive to a period preceding completion of the election and enrollment process. A participant may be such by reason of his concurrent employment by two or more Employers. Any such participant shall be entitled to participate in the Investment Fund as an Employee of each such Employer.

         E. In no event, however, shall a "leased employee," as defined in
Section 414(n) of the Code, be entitled to participate in the Investment Fund.


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III.     Accounts.
         ---------

         A. CBS shall cause to be established a separate (i) Stable Value Fund account, (ii) S&P 500 Index Fund account, (iii) Value U.S. Equity Fund account,
(iv) Small Cap U.S. Equity Fund account, (v) International Equity Index Fund account, (vi) Short Term Life Cycle Fund account, (vii) Medium Term Life Cycle Fund account, (viii) Long Term Life Cycle Fund, and (ix) Self Directed Fund account for each participant, and within each such account a separate after-tax subaccount, a separate before-tax subaccount, a separate Employer matching contributions subaccount, and a separate rollover contributions subaccount to account respectively for contributions to the account made on an after-tax basis, a before-tax basis, a matching basis, and a rollover basis, which shall be used in connection with the investment by the Trustee of specified portions (if any) of such participant's contributions, Employer matching contributions, and rollover contributions in securities and other properties.

         B. 1. CBS shall cause to be established a separate Company Stock Fund account for each participant, and within each such account a separate after-tax subaccount, a separate before-tax subaccount, a separate Employer matching contributions subaccount, and a separate rollover contributions subaccount to account respectively for contributions to the account made on an after-tax basis, a before-tax basis, a matching basis, and a rollover basis, which shall be used in connection with the investment by the Trustee of specified portions (if any) of such participant's contributions, Employer matching contributions, and rollover contributions in Viacom Inc. Stock.

         When a tender or exchange offer or other offer to purchase Viacom Inc. Stock (other than on an all-cash basis) is made, CBS shall cause to be established a separate, numerically designated Company Stock Fund account for each participant who shall have instructed the Trustee, pursuant to subparagraph 2 of Paragraph L of Article VIII, to tender or sell shares of Viacom Inc. Stock representing Company Stock Fund units credited to such participant's Company Stock Fund account. Such newly established, numerically designated Company Stock Fund accounts shall be used only in connection with the investment by the Trustee of the securities or other property received by the Trustee with respect to such participant's Company Stock Fund units, and held by the Trustee in separate, numerically designated Company Stock Fund accounts, as a consequence of the closing of such a transaction. Such numerically designated Company Stock Fund account of a participant shall be respectively credited with numerically designated Company Stock Fund units representing such participant's proportional share of the Company Stock Fund, as initially valued and as periodically thereafter valued on a valuation date.


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         2. CBS shall cause to be established a separate Infinity Stock Fund account for each participant, and within each such account a separate after-tax subaccount, a separate before-tax subaccount, a separate Employer matching contributions subaccount, and a separate rollover contributions subaccount to account respectively for contributions to account made on an after-tax basis, a before-tax basis, a matching basis, and a rollover basis, which shall be used in connection with the investment by the Trustee of specified portions (if any) of such participant's contributions, Employer matching contributions in Infinity Stock.

         When a tender or exchange offer or other offer to purchase Infinity Stock (other than on an all-cash basis) is made, CBS shall cause to be established a separate, numerically designed Infinity Stock Fund account for each participant who shall have instructed the Trustee, pursuant to subparagraph 2 of Paragraph M of Article VIII, to tender or sell shares of Infinity Stock representing Infinity Stock Fund units credited to such participant's Infinity Stock Fund account. Such newly established, numerically designated Infinity Stock Fund accounts shall be used only in connection with the investment by the Trustee of the securities or other property received by the Trustee with respect to such participant's Infinity Stock Fund units, and held by the Trustee in separate, numerically designated Infinity Stock Fund accounts, as a consequence of the closing of such a transaction. Such numerically designated Infinity Stock Fund account of a participant shall be respectively credited with numerically designated Infinity Stock Fund units representing such participant's proportional share of the Infinity Stock Fund, as initially valued and as periodically thereafter on a valuation date.

         C. Effective March 1, 1996, at any time that the value of a participant's interest in each fund of the Investment Fund is measured in units, the number of units credited to each participant's fund accounts due to a participant's contributions, Employer matching contributions, or rollover contributions shall be determined by dividing the amount of such contributions by the unit value of the fund as of the valuation date concurrent with or immediately preceding the date that such contributions are transferred to the Trustee. Earnings and losses are allocated within each fund as of each valuation date (but not less frequently than annually) to determine the unit value of each fund. Each participant's share of such earnings and losses will be determined as of each valuation date by multiplying the number of units in the participant's account by the unit value on the valuation date. The net value of a participant's account shall be the value of a participant's account in all funds as of a valuation date, and shall be equal to the sum of the products obtained by multiplying the number of units credited to a participant in each fund by each fund's unit value as of the applicable valuation date. At any time that the method of valuation under the Investment Fund changes from dollar valuation (described below) to this method, the value of a participant's account on such transition date shall be


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determined by dividing the dollar value of the participant's account by the unit value assigned to each unit on such transition date. Effective January 1, 1998, a participant's interest in the following Funds will be measured in units:
Stable Value Fund; S&P 500 Index Fund; Value U.S. Equity Fund; International Equity Index Fund; Company Stock Fund; and Infinity Stock Fund.

         Effective for the period January 1, 1996 through February 29, 1996, the above method shall be used to value a participant's account, provided however, that the number of units credited to each participant's fund accounts due to a participant's contributions, Employer matching contributions, or rollover contributions shall be determined by dividing the amount of such contributions by the unit value of the fund as of the last valuation date of the month in which such contributions are transferred to the Trustee, and each participant's share of earnings and losses will be determined as of each valuation date by multiplying the number of units in the participant's account as of the last day of the month (reduced by the number of units attributable to contributions for such month) by the unit value on the last valuation date of the month.

         For periods prior to January 1, 1996 and at any time that the value of the Investment Fund is not measured in units, as of each valuation date, the earnings, losses, appreciation and depreciation of each fund account in the Investment Fund since the last preceding valuation date shall be allocated among the accounts of participants in the proportion that the adjusted value of each participant's account in such fund account bore to the value of all participant's accounts in such fund account on the last valuation date. The net value of a participant's account shall be the value of a participant's account in all funds as of a valuation date. The adjusted value of each participant's account shall be determined by reducing the participant's account balance as of the immediately prior valuation date by any distributions, forfeitures, and withdrawals made since such valuation date. At any time that the method of valuation under the Investment Fund changes from unit valuation to this method, the value of each fund account under a participant's account shall be determined as of the transition date by multiplying the number of units in each fund account under the participant's account by the unit value on the transition date. Effective January 1, 1998, a participant's interest in the following Funds will not be measured in units: Small Cap U.S. Equity Fund; Short Term Life Cycle Fund; Medium Term Life Cycle Fund; Long Term Life Cycle Fund; and Self Directed Fund.

         If any participant's account is credited with an incorrect amount of before-tax contributions, after-tax contributions, Employer matching contributions, or rollover contributions, or earnings on any such contributions, or if an error is made with respect to the investment of the assets of the Investment Fund which error results in an error in the


                                       6
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amount credited to a participant's account, and either such failure is due to administrative error in determining or allocating the proper amount of such contributions or earnings, the Employer may make additional contributions to the account of any affected participant or re-allocate contributions and earnings within the Investment Fund to place the affected participants' accounts in the position that would have existed if the error(s) had not been made.

         D. Quarterly account fees associated with a participant's balance in a Self Directed Fund account during the quarter will be charged to the participant's non-Self Directed Fund accounts. Commissions, special handling fees, and other transaction charges associated with transactions in a participant's Self Directed Fund account will be charged to the participant's Self Directed Fund account; and investment management fees, brokerage fees, and other transfer taxes and expenses relating to the purchase or sale of securities associated with a particular non-Self Directed Fund account will be charged to such Fund. Trustee fees from Boston Safe Deposit and Trust Company, or a successor Trustee, will be charged on a pro rata basis to all participant accounts.

         E. Amounts in the Employer's matching contributions forfeiture account may, as determined by the Administrative Managers, be used to pay the reasonable and necessary expenses of the Investment Fund (to the extent that they are not charged to participant accounts pursuant to paragraph D above), or to reduce future Employer matching contributions required to be made by the Employer.



                                       7
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IV.      Employee Contributions; Contribution Elections; Investment
         Directions; Conversion Directions; Rollover Contributions
         ----------------------------------------------------------

         Three methods of making contributions to the Investment Fund are provided: the required basic contribution and the voluntary supplemental contribution (both pursuant to contribution elections), and the periodic special contribution.

         Each contribution election of a participant with respect to the required basic contribution and the voluntary supplemental contribution shall be made in such manner (including telephonic notice) as the Administrative Managers may from time to time prescribe and shall specify the participant's: (i) designation of the percent of his salary to constitute the contribution amount;
(ii) investment direction as to the mode of investment of such contribution; and
(iii) election (a) to have such contribution amount (or, with respect to the voluntary supplemental contribution and to Part A and Part C participants, a portion thereof) treated as an "after-tax" contribution and his authorization to his Employer to withhold from his salary and pay to the Trustee the contribution amount to his after-tax subaccount(s) and/or (b) to have such contribution amount (or, with respect to the voluntary supplemental contribution and to Part A and Part C participants, a portion thereof) treated as a "before-tax" contribution and his salary deferral agreement with his Employer to defer payment to him of, and to pay to the Trustee, the contribution amount to his before-tax subaccount(s). For purposes of Section 401(k) of the Code only, all amounts designated by a participant as before-tax contributions and credited to his before-tax subaccounts shall be considered Employer contributions made pursuant to a participant's election. For purposes of this Article IV, an employee or participant shall be deemed to have filed the necessary elections or modifications described in the following paragraphs by providing telephonic notice in the manner prescribed by the Administrative Managers.

         Contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.


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         (i)  The required basic contribution and the voluntary
              supplemental contribution:

         A.1. As a part of, or concurrently with, his participation election, each Employee who is a Part B participant shall file with CBS a contribution election, with respect to such Employee's required basic contribution for and during those of such Employee's payroll periods for which such contribution election shall be in effect, which shall designate either 1, 1-1/2, 2, 2-1/2, or, if applicable, 3 or 4 percent of such Employee's salary from his Employer during such periods as such contribution and which shall include an election to have all of such contribution amount treated either as an after-tax or as a before-tax contribution. At any time after filing a contribution election with respect to a required basic contribution, except as otherwise provided in Paragraph A of Article VI hereof, a participant may file a modification thereof either to designate a different permitted percent of his salary as his required basic contribution, or to change his election as to the after-tax or before-tax treatment of such contribution amount, or both; provided that, after December 31, 1997, a contribution designation may not be changed from a full percentage election to a half percentage election.

         Employees who are Part A participants may not make required basic contribution elections.

         As a part of, or concurrently with, his participation election, each Employee who is a Part C participant shall file with CBS a contribution election, with respect to such Employee's required basic contribution for and during those of such Employee's payroll periods for which such contribution election shall be in effect, which shall designate either 2, 3, 4, 5, or 6 percent of such Employee's salary from his Employer during such periods as such contribution and which shall include an election to have all or a portion of such contribution amount treated as an after-tax or as a before-tax contribution. At any time after filing a contribution election with respect to a required basic contribution, except as otherwise provided in Paragraph A of
Article VI hereof, a participant may file a modification thereof either to designate a different permitted percent of his salary as his required basic contribution, or to change his election as to the after-tax or before-tax treatment of such contribution amount, or both. A participant, in filing a contribution election (or modification thereof) with respect to his required basic contribution, shall designate which portion (which may be all, or none, or any percentage thereof divisible by five) of the amount of his salary so designated shall be treated as an after-tax contribution and which portion treated as a before-tax contribution, the total of such portions to equal 100 percent of the required basic contribution amount.


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              2. At the time of his participation election, or at any time thereafter (except during any period when a suspension of his contribution election for his required basic contribution is in effect), a participant whose required basic contribution is the maximum basic contribution (or who is a Part A participant) may also file with CBS a contribution election providing for his Employer to pay to the Trustee as such Employee's voluntary supplemental contribution to the Investment Fund the percentage therein specified, which may be any whole number of such Employee's salary from such Employer for those of such Employee's payroll periods for which contribution elections for his required basic contribution and for a voluntary supplemental contribution shall be in effect. Notwithstanding the foregoing, in no event shall the participant's voluntary supplemental contributions when added to the participant's required basic contributions exceed 15 percent of the Employee's salary. Any participant who has filed a contribution election for a voluntary supplemental contribution may at any time thereafter file with CBS a modification of such contribution election for his voluntary supplemental contribution as then in effect which shall provide that his Employer shall pay to the Trustee as such participant's voluntary supplemental contribution to the Investment Fund a specified percentage of such participant's salary from such Employer different from the percentage provided in such participant's voluntary supplemental contribution election as then in effect. The percentage specified in such a modification shall be any whole number that does not cause contributions to exceed the 15 percent limitation. A participant, in filing a contribution election (or modification thereof) with respect to his voluntary supplemental contribution, shall designate which portion (which may be all, or none, or any percentage thereof divisible by five) of the amount of his salary so designated shall be treated as an after-tax contribution and which portion treated as a before-tax contribution, the total of such portions to equal 100 percent of the voluntary supplemental contribution amount.

              3. Any participant may also at any time file with CBS a suspension of such participant's contribution election for his required basic contribution as then in effect which shall provide that his Employer shall not pay to the Trustee as such participant's required basic contribution to the Investment Fund any portion of such participant's salary from such Employer. Such a suspension of a participant's contribution election for his required basic contribution shall automatically cause a suspension of his contribution election, if any, then in effect for a voluntary supplemental contribution. Except as otherwise provided in Paragraph A of Article VI hereof, any such participant may at any time file a new contribution election with CBS.

         B.1. As a part of every contribution election each Employee shall also file with CBS such Employee's direction with respect to the portion of such Employee's required basic contribution (and voluntary supplemental contribution, if any)


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for each of his payroll periods for which such investment direction shall be in effect which is to be contributed to any one or more of the available Funds (not including the Self Directed Fund), and credited to such Employee's account in each such Fund. Up to 100 percent of the total of an Employee's required basic contribution and, if any, voluntary supplemental contribution may be directed to be contributed to any of the available Funds (not including the Self Directed
Fund). All contributions under the Investment Fund shall be effected in accordance with the provisions of subparagraph 5 of Paragraph B of Article IX hereof.

              2. Subject to such conditions as the Administrative Managers shall prescribe on a uniform basis, any participant may from time to time file with CBS a modification of such participant's investment direction as made in connection with a contribution election or elections then in effect. Such modification shall become effective on the next date (of which there shall be not fewer than two in any calendar year) which the Administrative Managers shall specify for the effective date of such modifications.

         C. Each Employer shall withhold and/or defer from the payment of the salary of each participant for each payroll period with respect to which there shall be a contribution election or elections of such participant in effect the percentage of the salary of such participant specified in such election or elections and, as promptly as shall be practicable after such payroll period,
(1) such Employer shall pay to the Trustee the aggregate amount of such Employer's said withholdings and/or deferrals for such payroll period, and (2) CBS or its designee shall contribute the amounts so paid to it into the available Funds (not including the Self Directed Fund), credit such contributions to the various Fund accounts of the respective participants whose contributions are so paid to it and credit such amounts to the various available Funds, all in conformity with the respective investment directions of such participants for such payroll periods. Such credits as result from contributions elected to be made on an after-tax basis shall be credited to the after-tax subaccounts of the Fund accounts of the respective participants, and such credits as result from contributions elected to be made on a before-tax basis shall be credited to the before-tax subaccounts of the Fund accounts of the respective participants.

         (ii) the periodic special contribution:
              ---------------------------------

         A.1. At such intervals and subject to such conditions as the Administrative Managers shall prescribe on a uniform basis, each participant who at that time has in effect a contribution election for a required basic contribution (or is a Part A

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participant) shall be provided the opportunity to make a periodic special contribution, on an after-tax basis, by a cash payment to the Investment Fund.

              2. The amount of any periodic special contribution of a participant may be in such amount as such participant shall elect but not in excess of:

                   (a) 140 percent of the total of all his actual contributions, if any, made by him to the Investment Fund through payroll authorizations at any time from the date he first became a participant in the Investment Fund to June 30, 1977 (which amount shall be described as a participant's "past frozen credit"), plus

                   (b) the difference, if any, between (i) the total of (y) the aggregate amount he could have contributed to the Investment Fund as required basic contributions and voluntary supplemental contributions subsequent to June 30, 1977 if at all times subsequent to that date he had had in effect payroll authorizations (throughout the period ended December 31, 1983) and contribution elections (throughout the period commencing January 1, 1984) for the required basic contribution and the voluntary supplemental contribution for the maximum percentage of base salary permitted plus (z) the withdrawals made by him subsequent to June 30, 1977, and (ii) the total of all his actual contributions made as required basic contributions, voluntary supplemental contributions and periodic special contributions to the Investment Fund subsequent to June 30, 1977.

              3. Periodic special contributions shall be allocated to available Funds (not including the Self Directed Fund) pursuant to elections applicable to required basic contributions and voluntary supplemental contributions.

         (iii)  limitations:
                -----------

         A. Notwithstanding anything contained in the foregoing provisions of this Article IV, the following rules and limitations shall apply to a participant's before-tax basic required contributions and, if applicable, before-tax voluntary supplemental contributions. If the Administrative Managers shall at any time determine that the spread between the then-current percentage of salary being contributed to the Investment Fund by means of before-tax contributions for (i) "highly compensated eligible Employees" and (ii) the remaining eligible Employees, is such that before-tax contributions under the Investment Fund would fail to satisfy either of the "actual deferral percentage tests" for the current plan year (assuming such percentages had been and would continue in

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


constant effect for the entire plan year), the Administrative Managers, in their sole discretion, may unilaterally reduce, on a prospective basis, the maximum percentage of salary with respect to which such "highly compensated eligible Employees" elected to defer as before-tax contributions under the Investment Fund. The participant's salary deferral agreement incorporated in his contribution election shall be automatically adjusted, without any further action on the part of such participant or his Employer, to conform to the new limitation imposed by the Administrative Managers and unless such participant otherwise instructs CBS in a written notice or such other form of notice (including telephonic notice) as may be prescribed by the Administrative Managers, his after-tax contribution agreement incorporated in his contribution election (if one is then in effect) also shall be automatically adjusted so as to increase the percentage of his salary which shall be contributed pursuant thereto by the amount of such automatic adjustment. The Administrative Managers, in their sole discretion, may at any time remove any limitation imposed by them under this provision and any modifications to the participant's contribution election resulting from such limitation shall automatically cease to be effective and such contribution election shall continue in effect under the terms that existed immediately prior to such modifications.

         For purposes of this Paragraph A, the following terms shall have the following meanings:

         "Actual deferral percentage tests" shall mean either of the following:

         1. the "actual deferral percentage" for the group of "highly compensated eligible Employees" is not more than the "actual deferral percentage" for all other eligible Employees for the preceding plan year multiplied by 1.25; or

         2. the excess of the "actual deferral percentage" for the group of "highly compensated eligible Employees" over the "actual deferral percentage" for all other eligible Employees for the preceding plan year is not more than two percentage points, and the "actual deferral percentage" for the group of "highly compensated eligible Employees" is not more than the "actual deferral percentage" of all other eligible Employees for the preceding plan year multiplied by 2.0.

         "Actual deferral percentage" with respect to any group of active eligible Employees for a plan year shall mean the average of the ratios (calculated separately for each eligible Employee in the group) of

         1. the amount of before-tax contributions authorized by the eligible Employee to be paid to the Investment Fund for such plan year, to

         2.   the eligible Employee's salary for such plan year.

         For purposes of determining "actual deferral percentages", any eligible Employee who is suspended from participation shall be treated as an eligible Employee. For purposes of determining the actual deferral percentage, any plans which are treated as one plan for purposes of section 410(b) shall be treated as one plan. If a highly compensated eligible Employee participates in two or more plans of an Employer, all contributions under those plans shall be aggregated for purposes of determining the actual contribution percentage of such highly compensated eligible Employee.

         The term "highly compensated eligible Employees" includes those participants who meet the definition of "highly compensated Employee" as determined under Section 414(q) of the Code and the regulations issued thereunder. The term "highly compensated Employee" includes highly compensated active Employees and highly compensated former Employees. A highly compensated active Employee means an Employee of the Employer or an affiliated company who performs services for the Employer or an affiliated company during the current plan year (the "determination year") and who, during the preceding plan year (the "look-back year"), was an Employee who received compensation in excess of $80,000 (adjusted for plan years after 1997 at the same time and in the same manner as under Section 415(d) of the Code). A "highly compensated active Employee" also includes an Employee who was at any time during the determination year or the look-back year a five-percent owner of the Employer as defined in
Section 416(i)(1) of the Code.

         A "highly compensated former Employee" means an Employee who separated from service prior to the determination year, who performed no services for an Employer during the determination year, and who was a highly compensated active Employee for either such Employee's separation year or any determination year ending on or after the Employee's 55th birthday. An Employee who separated from service before January 1, 1987 will be a highly compensated former Employee only if the Employee was a five-percent owner or received compensation in excess of $50,000 during the Employee's separation year (or the year preceding such separation year) or any year ending on or after such Employee's 55th birthday (or the last year ending before such Employee's 55th birthday).

         For purposes of determining highly compensated Employees, "compensation" shall be determined in the same manner as "annual compensation" in Article XII of the

Plan, increased by before-tax contributions under a cafeteria plan (as defined in Section 125 of the Code) maintained by the Employer or an affiliated company.

         The determination of highly compensated eligible Employees may be made by the Administrative Managers on the basis of the "top-paid group" election or the substantiation guidelines in accordance with such regulations, notices or other guidance issued under Section 414(q) of the Code.

         Notwithstanding the foregoing, the Administrative Managers may elect to determine the permissible actual deferral percentage for highly compensated eligible Employees for any plan year beginning on or after January 1, 1997 on the basis of the actual deferral percentage of the group of non-highly compensated employees for the current plan year rather than the preceding plan year, in accordance with such regulations, notices or other guidance issued under Section 401(k) of the Code.

         If after the close of any plan year the Administrative Managers shall determine that the Investment Fund failed to satisfy either of the "actual deferral percentage tests", the Administrative Managers may utilize any combination of the following methods to assure that the Investment Fund complies with one or both of the "actual deferral percentage tests":

         1. The "excess deferrals" and the income allocable thereto shall be distributed to the applicable "highly compensated eligible Employees" as soon as practicable after the end of such plan year, but no later than 12 months after the close of such plan year; the amount of income allocable to each affected highly compensated eligible Employee's excess deferrals shall be determined by multiplying the income for the plan year allocable to the eligible Employee's before-tax contributions (defined below) by a fraction, the numerator of which is the highly compensated eligible Employee's excess deferrals for the plan year and the denominator of which is the sum of: (A) the eligible Employee's account balance attributable to before-tax contributions as of the first day of the plan year, plus (B) the eligible Employee's before-tax contributions for the plan year. The income for the plan year allocable to each affected highly compensated eligible Employee's before-tax contributions shall be determined by subtracting the amount in the denominator of the above-described fraction from the account balance attributable to before-tax contributions determined as of the last day of the plan year. The amount of excess deferrals that may be distributed under this Paragraph A with respect to any participant for any plan year shall be reduced by the amount of any excess before-tax contributions previously distributed pursuant to Paragraph C, if any, for such plan year; or

         2. The "excess deferrals" shall be recharacterized as after-tax contributions in accordance with regulations issued under Section 401(k)(3) of the Code to the extent required to comply with either of the "actual deferral percentage tests". Such recharacterized amounts shall continue to be treated as before-tax contributions for all other purposes under the Code, in accordance with Reg. ss. 1.401(k)-1(f)(3)(ii)(B).

         "Excess deferrals" shall mean, with respect to each "highly compensated eligible Employee", the amount equal to total before-tax contributions made on behalf of the eligible Employee (determined prior to the application of the leveling procedure described below) minus the product of the eligible Employee's "actual deferral percentage" (determined after application of the leveling procedure described below) multiplied by the eligible Employee's salary. In accordance with the regulations issued under Section 401(k) of the Code, "excess deferrals" shall be determined by a leveling procedure under which the "actual deferral percentage" of the "highly compensated eligible Employee" with the highest such percentage shall be reduced to the extent required to satisfy either of the "actual deferral percentage tests" or, if it results in a lower reduction, to the extent required to cause such "highly compensated eligible Employee's" "actual deferral percentage" to equal the "actual deferral percentage" of the "highly compensated eligible Employee" with the next highest "actual deferral percentage". This leveling procedure shall be repeated until the requirements of either of the "actual deferral percentage tests" are first satisfied. Once the leveling procedure has been completed, the total dollar amount of excess deferrals shall be determined. This amount shall be distributed in accordance with a leveling procedure under which the dollar amount of before-tax contributions of the highly compensated eligible Employee with the highest dollar amount of before-tax contributions shall be reduced to the extent required to distribute the total amount of excess deferrals or, if it results in a lower reduction, to the extent required to cause such highly compensated eligible Employee's dollar amount of before-tax contributions to equal the dollar amount of before-tax contributions of the highly compensated eligible Employee with the next highest dollar amount of before-tax contributions. This distribution procedure shall be repeated until all excess deferrals have been distributed.

         B. Notwithstanding anything contained in the foregoing provisions of this Article IV or in the provisions of Article V, the provisions on limitations set forth in Article XII shall apply to limit Employee and Employer matching contributions in any calendar year which exceed those specified in Article XII.

         C. Notwithstanding anything contained in the foregoing provisions of this Article IV or in the provisions of Article V, in no event may the amount of an eligible Employee's before-tax contributions to the Plan, in addition to all such before-tax contributions under all other cash or deferred arrangements (as defined in Section 401(k) of the Code) in which an eligible Employee participates, exceed $7,000 (adjusted for increases in the cost-of-living under Section 402(g) of the Code) in any calendar year. If in any calendar year an eligible Employee's total before-tax contributions under the Investment Fund, in addition to all such salary reduction contributions under all other qualified cash or deferred arrangements (as defined in Section 401(k) of the Code) maintained by the Employer or an affiliated company in which the eligible Employee participates, exceed $7,000 (as adjusted), the excess before-tax contributions (before-tax contributions in excess of $7,000 (as adjusted)) together with earnings thereon shall be distributed to the eligible Employee as soon as practicable after the Administrative Managers determine that the excess before-tax contribution was made, but no later than April 15 of the calendar year following the calendar year in which the excess before-tax contribution was made. If an eligible Employee participates in another cash or deferred arrangement which is not maintained by an Employer or an affiliated company in any calendar year and his total before-tax contributions under the Investment Fund and such other plan exceed $7,000 (as adjusted) in a calendar year, he may request to receive a distribution of the amount of the excess before-tax contributions (a deferral in excess of $7,000 (as adjusted)) that is attributable to before-tax contributions in the Investment Fund together with earnings thereon, notwithstanding any limitations on distributions contained in the Investment Fund. Such distribution shall be made by the April 15 following the plan year of the excess before-tax contributions provided that the eligible Employee notifies the Administrative Managers of the amount of the excess before-tax contributions that is attributable to before-tax contributions to the Investment Fund and requests such a distribution. The eligible Employee's notice must be received by CBS no later than the March 1 following the plan year of the excess before-tax contributions. In the absence of such notice, the amount of such excess before-tax contributions attributable to before-tax contributions to the Investment Fund shall be subject to all requirements on withdrawals and distributions in the Investment Fund. The amount of excess before-tax contributions that may be distributed under this Paragraph C with respect to any eligible Employee for any calendar year shall be reduced by the amount of any excess deferrals previously distributed pursuant to Paragraph A of this Article IV, if any, for such year. The amount of earnings allocable to each affected Employee's excess before-tax contributions shall be determined by multiplying the income for the plan year allocable to the Employee's before-tax contributions by a fraction, the numerator of which is the Employee's excess before-tax contributions for the calendar year, and the denominator of which is the sum of: (A) the Employee's account balance attributable to before-tax contributions as of the first day of the calendar year, plus (B) the Employee's before-tax contributions for the calendar year. The earnings for the calendar year allocable to each affected Employee's before-tax contributions shall be determined by subtracting the amount in the denominator of the above-described fraction from the account balance attributable to before-tax contributions determined as of the last day of the calendar year.

         D. Notwithstanding anything contained in the foregoing provisions of this Article IV or in the provisions of Article V, the following rules and limitations shall apply to a participant's after-tax basic required contributions, after-tax voluntary supplemental contributions, Employers' matching contributions, and, if applicable, after-tax periodic special contributions. If the Administrative Managers shall at any time determine that the spread between the Employers' matching contributions and the then current percentage of salary being contributed to the Investment Fund by means of after-tax contributions for (1) "highly compensated eligible Employees" of the Employers, and (2) the remaining eligible Employees is such that Employers' matching contributions and after-tax contributions under the Investment Fund would fail to satisfy either of the "actual contribution percentage tests" or the "multiple use test" for the current plan year (assuming such percentages had been and would continue in constant effect for the plan year), the Administrative Managers, in their sole discretion, may unilaterally reduce, on a prospective basis, the maximum percentage of salary with respect to which "highly compensated eligible Employees" elected to contribute as after-tax contributions under the Investment Fund. The participant's after-tax contribution agreement incorporated in his contribution election shall be automatically adjusted, without any further action on the part of such participant or his Employer, to conform to the new limitation imposed by the Administrative Managers. The Administrative Managers, in their sole discretion, may at any time remove any limitation imposed by it under this provision and any modifications to the participant's contribution election resulting from such limitation shall automatically cease to be effective and such contribution election shall continue in effect under the terms that existed immediately prior to such modifications.

         For purposes of this Paragraph D, the following terms shall have the following meanings:

         "Actual contribution percentage test" shall mean either of the following:

         1. The "actual contribution percentage" for the group of "highly compensated eligible Employees" is not more than the "actual contribution percentage" for all other eligible Employees for the preceding plan year multiplied by 1.25; or


         2. The excess of the "actual contribution percentage" for the group of "highly compensated eligible Employees" over the "actual contribution percentage" of all other eligible Employees for the preceding plan year is not more than two percentage points, and the "actual contribution percentage" for the group of "highly compensated eligible Employees" is not more than the "actual contribution percentage" of all other eligible Employees for the preceding plan year multiplied by 2.0.

         "Actual contribution percentage" with respect to any specified group of active eligible Employees for a plan year shall mean the average of the ratios (calculated separately for each eligible Employee in the group) of:

         1. the amount of Employers' matching contributions and after-tax contributions, plus the amount of any before-tax contributions recharacterized pursuant to Article IV, the amount of any before-tax contributions treated as Employers' matching contributions for purposes of the "actual contribution percentage test", contributed to the Investment Fund on behalf of each such eligible Employee for such plan year, to

         2.   the eligible Employee's salary for such plan year.

         For purposes of determining "actual contribution percentages", any eligible Employee who is suspended from participation shall be treated as an eligible Employee. In all events, "actual contribution percentages" will be determined in accordance with all of the applicable requirements of Section 401(m) of the Code and the regulations issued thereunder. For purposes of determining the actual contribution percentage, any plans which are treated as one plan for purposes of section 410(b) shall be treated as one plan. If a highly compensated eligible Employee participates in two or more plans of an employer, all contributions under those plans shall be aggregated for purposes of determining the actual contribution percentage of such highly compensated eligible Employee.

         Notwithstanding the foregoing, the Administrative Managers may elect to determine the permissible actual contribution percentage for highly compensated eligible Employees for any plan year beginning on or after January 1, 1997 on the basis of the actual contribution percentage of the group of non-highly compensated employees for the current plan year rather than the preceding plan year, in accordance with such regulations, notices or other guidance issued under Section 401(m) of the Code.

         The term "highly compensated eligible Employee" shall have the same meaning as in Article IV, Paragraph A.

         The term "multiple use test" shall mean the rules prohibiting the multiple use of the alternative limitation described in Section
401(k)(3)(A)(ii)(II) and Section 401(m)(2)(A)(ii) of the Code, and the provisions of Treas. Reg. Section 1.401(m)-2(b) and any further guidance issued thereunder.

         If after the close of any plan year the Administrative Managers shall determine that the Investment Fund failed to satisfy either of the "actual contribution percentage tests", the Administrative Managers may utilize any combination of the following methods to assure that the Investment Fund complies with one or more of the "actual contribution percentage tests":

         1. The "excess aggregate contributions" made with respect to "highly compensated eligible Employees" with respect to such plan year, and any income allocable thereto, determined in accordance with regulations issued under Section 401(m) of the Code, shall be distributed to the applicable "highly compensated eligible Employees" in an amount equal to each such Employee's after-tax contributions (including recharacterized before-tax contribution) as soon as practicable after the end of such plan year, but no later than 12 months after the close of such plan year.

         2. If the Investment Fund fails to satisfy either of the "actual contribution percentage tests" following the distribution of after-tax contributions and income described under (1) above, the remaining "excess aggregate contributions" made on behalf of "highly compensated eligible Employees" with respect to such plan year, and the income allocable thereto, determined in accordance with regulations under Section 401(m) of the Code shall be distributed to the applicable "highly compensated eligible Employees" as soon as practicable after the end of such plan year, but no later than 12 months after the close of such plan year.

         3. Before-tax contributions may be treated as Employer matching contributions solely for the purposes of satisfying either of the "actual contribution percentage tests".

         "Excess aggregate contributions" shall mean with respect to each "highly compensated eligible Employee," the amount equal to the total Employer matching contributions made on his behalf and his after-tax contributions (including the amount of any before-tax contributions recharacterized pursuant to Article IV) determined prior to the application of the leveling procedure described below minus the product of the eligible Employee's contribution percentage, determined after the application of the leveling procedure described below, multiplied by the eligible Employee's compensation. Under the leveling procedure, the contribution percentage of the "highly compensated eligible Employee" with the highest such percentage is reduced to the extent required to enable the Plan to satisfy either of the "actual contribution percentage tests", or it results in a lower reduction, to the extent required to cause such eligible Employee's contribution percentage to equal that of the "highly compensated eligible Employee" with the next highest contribution percentage. This leveling procedure is repeated until the Plan complies with either of the "actual contribution percentage tests". Once the leveling procedure has been completed, the total dollar amount of excess aggregate contributions shall be determined. This amount shall be distributed in accordance with a leveling procedure under which the dollar amount of after-tax contributions of the highly compensated eligible Employee with the highest dollar amount of after-tax and matching Employer contributions shall be reduced to the extent required to distribute the total amount of excess aggregate contributions or, if it results in a lower reduction, to the extent required to cause such highly compensated eligible Employee's dollar amount of after-tax and matching Employer contributions to equal the dollar amount of after-tax and matching Employer contributions of the highly compensated eligible Employee with the next highest dollar amount of after-tax and Employer matching contributions. This distribution procedure shall be repeated until all excess aggregate contributions have been distributed. In no case shall the amount of "excess aggregate contributions" with respect to any "highly compensated eligible Employee" exceed the after-tax contributions and Employer matching contributions made on behalf of such eligible Employee in any plan year.

         E. Notwithstanding anything to the contrary in this Article IV, Employer matching contributions, before-tax contributions and after-tax contributions may not be made to this Investment Fund in violation of the "multiple use test." If such multiple use occurs, the actual contribution percentages for all "highly compensated eligible Employees" (determined after applying the "actual deferral percentage" and "actual contribution percentage" tests) shall be reduced in accordance with Treas. Reg. Section 1.401(m)-2(c) and any further guidance issued thereunder in order to prevent such multiple use of the alternative limitation.

         F. Notwithstanding anything in the Investment Fund to the contrary, if the rate of the Employers' matching contributions (determined after application of the corrective mechanisms described in Paragraph A, Paragraph C and Paragraph
D) discriminates in favor of "highly compensated eligible Employees," the Employer matching contribution attributable to any excess deferrals, excess before-tax contributions of each affected "highly compensated eligible Employee" shall be charged to the participant's Employer matching contributions subaccount and credited to his Employer's matching contributions forfeiture account so that the rate of Employer matching contributions is nondiscriminatory. Any such charges shall be made no later than the end of the plan year following the plan year for which the Employer's matching contribution was made.

         (iv)  reallocation directions:
               -----------------------

         Subject to such conditions as the Administrative Managers shall prescribe on a uniform basis, any participant may from time to time reallocate in whole percentages his various Fund account balances among the various available Funds, including to and from a Self Directed Fund account. The following restrictions shall apply, however, to reallocations into the Self Directed Fund: (I) in order for an amount to be reallocated to a participant's Self Directed Fund account, the amount in the participant's Self Directed Fund account immediately following the reallocation may not exceed 50 percent of the participant's entire Investment Fund account balance (net of any participant loans); (II) the initial reallocation of amounts into a participant's Self Directed Fund account may not be in an amount less than $2,500; (III) any subsequent reallocation of amounts into a participant's Self Directed Fund account may not be in an amount less than $1,000; (IV) a participant must complete such application and disclosure documents as are required by the Administrative Managers to open a Self Directed Fund account; and (V) amounts reallocated to a participant's Self Directed Fund account may not have been in the participant's Stable Value Fund account during the 90-day period prior to the reallocation into the Self Directed Fund account.

         Following a reallocation, amounts that have been transferred shall retain the after-tax, before-tax, matching, or rollover character which was attributable to such amounts immediately prior to the reallocation. For investment reallocation directions filed effective with commencement of daily valuation under the Investment Fund, any such reallocation direction shall become effective on the valuation date coincident with or next following the date on which such investment reallocation direction was made. A participant may elect to make unlimited reallocations with respect to his accounts in any calendar quarter.

         A participant's reallocation request (as well as other requests and elections permitted under this Section IV) may be made on such forms and in such manner as permitted by the Administrative Managers, including through telephonic notice procedures.

         (v)  rollover contributions:
              ----------------------

         A. Any Employee who receives an "eligible rollover distribution" from any qualified plan (or a conduit IRA that satisfies the conditions of Code
Section 408(d)(3)(A)(ii)) shall be eligible to make a rollover contribution of such "eligible rollover distribution" to the Investment Fund. The Trustee shall credit the amount of any rollover contribution to the participant's rollover contributions account, in accordance with the participant's designation, as of the date the rollover contribution is made.

         B. The term rollover contribution means the contribution of an "eligible rollover distribution" to the Trustee by the Employee or the trustee of another "eligible retirement plan" (as defined in Section 402(c)(8)(B) of the Code).

         C. For purposes of this Section IV.(v), the term "eligible rollover distribution" means:

            1. part or all of the amount (other than nondeductible employee contributions) received by such Employee or distributed directly to this Plan on such Employee's behalf from an employee plan and trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a) (or a conduit IRA that satisfies the conditions of Code Section
                 408(d)(3)(A)(ii)).

In all events, such amount shall constitute an "eligible rollover distribution" only if such amount qualifies as such under Code Section 402(c) and the regulations and other guidance thereunder and is a distribution of all or any portion of the balance to the credit of the Employee from the distributing plan or conduit IRA other than any distribution: (1) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for a specified period of ten years or more; (2) to the extent such distribution is required under Code
Section 401(a)(9); (3) to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or (4) that is made to a non-spouse beneficiary.

            2. Once accepted by the Trust, an amount rolled over pursuant to this Section IV.(v) shall be credited to the participant's accounts, and invested in the funds in accordance with the participant's directions for such amounts. Thereafter, such rolled over amounts shall be administered and invested in accordance with Article IV and subject to the distribution provisions set forth in Article VI. For purposes of Article VI, except as otherwise provided in Paragraph G of Article VI, rolled over amounts shall be subject to the same provisions as a participant's before-tax subaccount. The limitations of
                 Article IV, Section (iii) and Article XII shall not apply to rollover contributions. All rollover contributions shall be made in cash and shall be fully vested. No Employer's matching contributions shall be made with respect to rollover contributions.

V.       Employer's Matching Contributions
         ---------------------------------

         A. Part A Participants. This Section V.A shall apply to Part A participants and only to Part A participants. Such Part A participants who are employed on the last day of a plan year (or who retire or experience a disability during the plan year) or such other Part A participants as are established by the Administrative Managers as eligible to receive a discretionary Employer matching contribution may be eligible to receive a discretionary Employer matching contribution based on their before-tax contributions up to as much as 5% of salary. Whether such a discretionary matching contribution shall be made, which Part A participants shall be eligible to receive the discretionary matching contribution, how much of a Part A participant's before-tax contributions (not exceeding 5% of salary) shall be eligible for matching, how much the Employer shall contribute for each dollar of before-tax contributions that are eligible for matching, and the other terms of such a discretionary matching contribution, are entirely within the discretion of the Administrative Managers, to be determined on an annual basis.

         B. Part B Participants. This Section V.B shall apply to Part B participants and only to Part B participants. Except as otherwise provided in the last sentence of this paragraph, as of and as promptly as shall be practicable after the close of each pay period, (a) each Employer shall pay to the Trustee, as such Employer's matching contribution, the amount which will enable CBS or its designee to effect the credits hereinafter in this Article V referred to in the Employer matching contribution subaccounts of those Part B participants whose required basic contributions shall be or shall have been paid to the Trustee by such Employer as of such valuation date, and (b) CBS or its designee shall credit such matching contributions to Part B participants' Employer matching contributions subaccounts. Notwithstanding the foregoing provisions of this Article V, no Employer shall make a matching contribution as of any valuation date in excess of whichever shall be greater of the amount of such Employer's earnings and profits for such Employer's taxable year in which such valuation date shall occur or the amount of such Employer's earnings and profits as of the end of such taxable year, prior, in either case, to any charge for such contribution; if and to the extent that any Employer shall not be able to make such a matching contribution because it shall have insufficient such earnings and profits, the other Employers shall, in such proportions as the Administrative Managers shall determine and subject to the same limitations based upon their earnings and profits, make such matching contribution on behalf of such first-mentioned Employer. With respect to a Part B participant for whom the numerical total of his or her attained years of age plus the full years of his or her continuous employment period is less than 55, the Employer's matching contribution to be credited to such Part B participant's Employer matching contribution subaccount shall be of a value equal to 100% of his or her required basic contribution. With respect to a Part B participant whose required basic contribution is the maximum permitted amount of 2-1/2 percent of his or her salary and for whom the numerical total of his or her attained years of age plus the full years of his or her continuous employment period equals 55 or greater, the Employer's matching contribution to be credited to such Part B participant's Employer matching contribution subaccount shall be increased to be of a value equal to
(i) 120 percent of his or her required basic contribution if the Part B participant has not attained age 50 or (ii) 160 percent of his or her required basic contribution if the Part B participant has attained age 50. Such increased rate of Employer's matching contribution shall become effective as of and as promptly as shall be practicable after January 1 of the year in which a Part B participant shall satisfy the one or several requirements for entitlement thereto, but shall be made only if the total of the Part B participant's required basic contribution election and voluntary supplemental contribution election as then in effect, as a percentage of the Part B participant's salary, equals or exceeds such increased rate. The manner for payment, conversion, charging and crediting of Employer's matching contributions at such increased rates shall be identical to that provided in the first sentence of this Article, and the making thereof shall not be deemed to contravene the final sentence of this paragraph. No Employer matching contributions shall be made with respect to voluntary supplemental contributions or periodic special contributions of a Part B participant.

         C. Part C Participants. This Section V.C shall apply to Part C participants and only to Part C participants. Effective as of the last business day of each calendar month, for each dollar of required basic contributions a Part C participant contributes on either an after-tax basis or a pre-tax basis, his Employer shall contribute fifty cents (50(cent)) into the Part C participant's Employer matching contributions account; provided that such Employer Match Contribution may, at the discretion of the Administrative Managers, be made in the form of shares of Viacom Inc. Stock equal in value to the Employer matching contribution as determined based on the closing price of Viacom Inc. Stock on the New York Stock Exchange as of the last business day of such calendar month, rather than in cash, with respect to each Part C participant (i) who is not represented by a labor organization or other representative which is recognized by an Employer as a representative for the purpose of collective bargaining, or (ii) who is represented by a labor organization or other representative which is recognized by an Employer as representative for the purpose of collective bargaining, to the extent that such labor organization or other representative makes a request that represented Part C participants be eligible for Employer matching contributions in the form of shares of Viacom Inc. Stock and the Administrative Managers designated such represented Part C participants as eligible for Employer matching contributions in the form of shares of Viacom Inc. Stock.

         D. Employer matching contributions and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

         E. Effective January 1, 1997, Employer matching contributions which are credited to a participant's Employer matching contributions subaccount shall be invested in the Company Stock Fund. At any time following the date on which such Employer matching contributions are credited to a participant's Employer matching contributions subaccount, the participant may elect, in accordance with Paragraph (iv) of Article IV to reallocate the amount of such Employer matching contributions held in the Company Stock Fund to other investment alternatives available under the Plan.

VI.      Termination of Participation; Withdrawals;
         Determination and Payment of Benefits
         ------------------------------------------

         A.1. Nothing contained herein shall require any Employer to continue any participant in its employ, or require any participant to continue in the employ of any Employer, or require any Employer to continue to pay compensation to any participant during a leave of absence, or require any Employer to pay compensation to any participant during a leave of absence at the same rate as prior to the commencement thereof. Except as otherwise provided in the next sentence of this Paragraph A, if the employment of any participant by an Employer shall terminate for any reason whatever, including his death, his participation in the Investment Fund shall terminate as of the date of such termination of employment. In any event, (a) if, concurrently with the termination of the employment of a participant by any of the Employers, such participant shall become an employee of a non-Fund subsidiary, or (b) if a participant shall either (i) be transferred to a group of employees not determined by the Board to be eligible to participate in the Investment Fund or
(ii) become an employee whose principal terms and conditions of employment are subject to the terms of a collective bargaining agreement which does not provide for eligibility for participation in the Investment Fund, his participation in the Investment Fund shall not terminate until the business day on which he shall no longer be an Employee of any of the Employers or an employee of any non-Fund subsidiary and he shall be deemed to have suspended his contribution election as then in effect for those of his consecutive payroll periods which shall be co-extensive with the period during which he shall be an employee of a non-Fund subsidiary or any employee included in such an ineligible group or an employee whose principal employment terms and conditions are subject to such a collective bargaining agreement, as the case may be, and such contribution election shall not be subject to renewal during such payroll periods.

              Notwithstanding the preceding paragraph or any other provisions of the Plan to the contrary, if a participant's employment with an Employer is terminated due to the transfer by CBS of certain in-house functions to a corporation or other service provider which is not an affiliated company of CBS, such participant shall be treated as having "separated from service" for purposes of section 401(k)(2)(B)(i)(I) of the Code and shall be eligible for a termination benefit in accordance with Paragraph C.

         B.1. A participant may file with CBS or its designee a request to have paid to him the amount equal to whichever shall be the lesser of (a) the amount specified in, or computed in accordance with, such request, or (b) the amount equal to the sum of the value as of the most recent valuation date following receipt by CBS or its designee of the participant's request (in accordance with the Administrative Managers' processing rules) of the participant's after-tax subaccounts (but excluding amounts in the participant's Self Directed Fund account). Such request shall specify the extent, if any, to which after-tax subaccount amounts in each of the Funds (not including the Self Directed Fund) shall respectively be charged to effect such withdrawal. The Administrative Managers shall, as of and as promptly as shall be practicable after such valuation date, effect the charges so specified to such accounts, and make such payment to such participant. After a participant has attained age 59-1/2, the foregoing provisions limiting the right of withdrawal to the amount of the after-tax subaccounts shall lapse, and the withdrawal may be requested and effected of amounts which include the value of the participant's before-tax, vested Employer matching contributions, and rollover contributions subaccounts as well as his after-tax subaccounts then credited to such participant's accounts. A participant's Self Directed Fund account is not available as a source of withdrawals.

              For purposes of this Paragraph B.1 of Article VI, a participant's withdrawal request may be made solely through the telephonic notice procedures (including with participants' consents through endorsement or deposit of the distributed amounts) in the manner prescribed by the Administrative Managers. Notwithstanding the foregoing, if a participant's request is made pursuant to such telephonic notice, the amount payable to such participant shall be based on the value of the participant's subaccounts as of the valuation date determined in accordance with the valuation procedures established by the Administrative Managers and the Trustee for processing such requests. The amount withdrawn shall be charged on a pro rata basis to each fund in the participant's account if the participant's request is made pursuant to telephonic notice, unless the participant separately provides notice to the Administrative Managers or its designee that the amount withdrawn is to be charged to a specific fund or funds.

              A participant may make no more than two withdrawal requests under this Paragraph B.1 in any calendar year.

           2. Prior to his attainment of age 59-1/2, a participant who has already withdrawn the maximum amount allowable under this Article VI may, in accordance with the foregoing procedures, request a withdrawal, to meet a bona fide financial emergency, of amounts in the participant's before-tax, vested Employer matching contributions, and rollover contributions subaccounts thereof. Any such withdrawal request may be made on such forms and in such manner as prescribed by the Administrative Managers, including through telephonic notice procedures (which shall include participants' consents through endorsement or deposit of the withdrawn amounts). Any withdrawal request granted under this Paragraph B.2 shall be deemed to be one of the two withdrawal requests under Paragraph B.1 for the calendar year. In considering and making determinations upon such hardship requests, the Administrative Managers will act on the basis of positive evidence which the participant will be required to furnish, and will make its determinations on a uniform and nondiscriminatory basis. Consent for such hardship withdrawals will be granted if and only to the extent that the Administrative Managers determine that (i) the distribution is necessary in light of immediate and heavy financial needs of the participant,
(ii) the distribution will not exceed the amount required to meet such financial needs, and (iii) funds to meet such financial needs are not reasonably available from other resources of the participant. Such determination shall be made in accordance with the following guidelines:

                   (a) Demonstration of Need. The participant must establish an immediate and heavy financial need for a withdrawal of funds pursuant to this section. The Administrative Managers shall determine, in a nondiscriminatory manner and in accordance with the provisions of
         Section 401(k) of the Code, whether a participant has a financial hardship. For this purpose, the term "financial hardship" shall be determined in accordance with the regulations issued pursuant to
         Section 401(k) of the Code and any other notices or rulings of general applicability issued under Section 401(k) of the Code and, to the extent permitted by such regulations, shall be limited to any financial need arising from: (1) medical expenses previously incurred or expenses necessary to obtain medical care not covered by insurance and arising from serious illness, accident or total disability of the participant or any member of his family, (2) expenses relating to the payment of tuition for the next 12 months of post-secondary education of a participant, his spouse or dependent, (3) the expenses (excluding mortgage payments) required for the purchase of a primary residence for the participant, or (4) expenses relating to the need to prevent the eviction of the participant from his principal residence or foreclosure on the mortgage of the participant's principal residence.

                   (b) Amount of Hardship Withdrawal. The amount of any withdrawal by a participant under subsection (a) above shall not exceed the amount required to meet the immediate financial need created by the hardship. In no event may the amount of any withdrawal exceed the lesser of: (1) the total value of the participant's before-tax contributions determined as of December 31, 1988 (taking into account earnings and losses attributable to such amounts), plus the total amount of the participant's before-tax contributions that are made after December 31, 1988, or (2) the value of all before-tax contributions made to the Plan (taking into account earnings and losses attributable to such amounts).

                   (c) Availability of Other Resources. In order to make a withdrawal under this paragraph, the participant must establish that he cannot relieve the financial hardship with assets that are reasonably available to the participant from other resources of the participant. For this purpose, the Administrative Managers may reasonably rely upon a participant's representation that the financial hardship cannot be relieved through: (i) reimbursement or compensation by insurance or otherwise, (ii) reasonable liquidation of the participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (iii) cessation of before-tax contributions and after-tax contributions under the Investment Fund, or (iv) nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer or by borrowing from commercial sources on reasonable commercial terms (except to the extent any such borrowing would fail to alleviate the hardship or the repayment of such borrowing would cause a financial hardship). A participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the participant. In the absence of such representations, a participant shall be deemed to have no other resources reasonably available if: (i) the participant has obtained all withdrawals, distributions and loans currently available to the participant under the Investment Fund and all other plans maintained by the Employer or an affiliated company (except to the extent any such borrowing would fail to alleviate the hardship or the repayment of such borrowing would cause a financial hardship); and (ii) the amount of the participant's before-tax contributions under the Investment Fund and under all plans maintained by the Employer or an affiliated company for the year following the year of the withdrawal are limited to the applicable limit under Section 402(g) of the Code for such year minus the participant's before-tax contributions for the year of the hardship withdrawal.


         C.1. Except as otherwise provided in Paragraph E of this Article VI, each participant whose employment (and participation) shall terminate at any time for any reason whatever shall be entitled to receive as a termination benefit the amount equal to the value on the valuation date immediately following or coincident with his termination date of the amounts credited to his before-tax subaccounts, after-tax subaccounts, and rollover contribution subaccounts, all as of such termination date; provided that, amounts must have been reallocated from his Self Directed Fund account to another available Fund before such amounts are available for distribution.

           2. Except as otherwise provided in Paragraph E of this Article VI, each participant whose employment (and participation) shall terminate either (a) for any reason on or subsequent to his 65th birthday or (b) at any time by reason of his death or his disability or (c) at any time prior to his 65th birthday when his continuous employment period shall be three or more years, shall be entitled to receive as a termination benefit the amount equal to the value on the valuation date immediately following or coincident with his termination date of the amounts credited to his Employer matching contributions subaccounts; provided that, amounts must have been reallocated from his Self Directed Fund account to another available Fund before such amounts are available for distribution.

           3. Except as otherwise provided in Paragraph E of this Article VI, each participant whose employment (and participation) shall terminate, other than by reason of his death or his disability, at any time prior to his 65th birthday when his continuous employment period shall be less than three years, shall be entitled to receive as a termination benefit the amount equal to the value on the valuation date immediately following or coincident with his termination date of the vested amounts credited to his Employer matching contributions subaccounts as of such termination date. If a participant terminates employment prior to the date on which he is fully vested in his account and receives a distribution of such account, the Administrative Managers shall, as of and as promptly as shall be practicable after such valuation date, charge to such former participant's Employer matching contributions subaccount and credit to his Employer's matching contributions forfeiture account, the unvested Employer matching contributions units credited to such former participant's Employer matching contributions subaccount as of such termination date; provided, however, that if such participant returns to employment before incurring five consecutive one-year breaks-in-service, he shall be entitled to repay to the Investment Fund the amount of his termination benefit attributable to his Employer matching contributions subaccount if such repayment is made prior to the fifth anniversary of his resumption of employment. In that event, such participant shall have credited to his Employer matching contributions subaccount the unvested Employer matching contributions amounts which were credited to his account as of his prior termination date and the Employer's matching contributions forfeiture account shall be charged in an identical amount.

         D. Upon the termination of a participant's employment (and participation) at any time for any reason whatever, and upon the termination of a participant's employment (but not his participation) under the circumstances referred to in the third sentence of Paragraph A of this Article VI, his Employer shall repay to such former participant (or, in the event of his death, to his executors or administrators) or to such participant any amounts withheld or deferred from his salary, pursuant to a contribution election in effect prior to such termination, which have not been transferred to the Trustee.

         E.1. (a) Any participant may file with CBS an election to have his termination benefit (other than a termination benefit payable by reason of his death) paid in a single payment or in a series of monthly or annual installments over a period not exceeding the lesser of 20 years or the life expectancy of such participant or the life expectancy of such participant and any individual designated as a beneficiary by such participant, provided that if the beneficiary is not the spouse of the participant, the present value of the installments payable to the participant shall at least equal 50 percent of the present value of the total installments payable to the participant and his beneficiary. Such single payment or the first such installment payment shall be made at the time specified in such election but not later than April 1 of the calendar year following the later of the calendar year in which such participant attains age 70-1/2, or the year in which such participant retires. If a participant is receiving his termination benefit in a series of installments and dies before his entire interest has been distributed to him, the balance of his termination benefit shall continue to be paid in such installments or, if his beneficiary so elects, in a single payment. The value of his termination benefit, if made in a single payment, shall be determined as of the valuation date determined in accordance with the procedures established by the Administrative Managers and the Trustee for processing distributions. The valuation date for any installment payment shall be the valuation date on which the installment payment is processed, in accordance with procedures established by the Administrative Managers and the Trustee.

         (b) Any participant may file with CBS an election to have a termination benefit payable by reason of his death paid in a single payment to be paid to his beneficiary at the time specified in such election but not later than five years after the date of his death or in a series of monthly or annual installments to an individual designated as his beneficiary over a period not exceeding the lesser of 20 years or the life expectancy of such beneficiary and beginning at the time specified in such election but not later than one year after the date of his death (or if the participant's beneficiary is his surviving spouse, the date on which the participant would have attained age 70-1/2).

         (c) Any participant may also, not less than 30 days prior to his termination date, modify or revoke any distribution election theretofore made by him. If any participant shall not have a distribution election in effect on his termination date, his termination benefit shall be paid to him (or in the event of his death, to his beneficiaries) in a single payment, provided, that if the value on the valuation date coincident with or immediately following such termination date of the amounts credited to his Fund accounts as of such termination date (or as of the date of any prior distribution or withdrawal) shall exceed $5,000, his termination benefit shall not be immediately distributed without his consent. If any participant does not consent to such a distribution, the termination benefit will not be paid until the earliest of his attainment of age 70-1/2, his consent to a distribution, or his death. Upon the earliest of such dates, his entire termination benefit shall be paid to him or his beneficiary in accordance with the participant's distribution election. The value of his termination benefit shall be determined as of the earliest to occur of the valuation date coincident with or (i) immediately following his attainment of age 70-1/2, or (ii) immediately following the receipt by CBS of his consent to an immediate distribution, in accordance with the procedures established by the Administrative Managers and the Trustee for processing distributions, or (iii) immediately following his death.

         (d) Prior to July 1, 1997, for the sole purpose of determining a participant's entitlement to a distribution under this Article VI, except as provided below, no distribution shall be permitted upon the sale or other business disposition by CBS or an affiliated company of a trade or business or the sale by CBS or an affiliated company of its interest in a subsidiary, with respect to a participant who is employed by such trade or business or subsidiary immediately prior to such sale or disposition and who continues in the employ of
(i) the employer that acquires the assets of such trade or business or acquires the interest of such subsidiary or (ii) any other entity related to such employer.

         Notwithstanding the preceding paragraph or any other provisions of the Plan, for the sole purpose of determining a participant's entitlement to a distribution of his entire account under this Article VI, a distribution may be made on account of the disposition of WCAU-TV, WCIX-TV (provided, however, that this provision shall not apply to any employee of WCIX-TV who had not received a distribution as of November 24, 1995 and who continues in the employ of the corporation that acquired WCIX-TV), WPRI-TV, KTXQ-FM, KRRW-FM, KKRW-FM, or KLOU-FM with respect to any participant whose employment with an Employer is terminated due to such disposition and who continues in the employ of the corporation that acquires WCAU-TV, WCIX-TV, WPRI-TV, KTXQ-FM, KRRW-FM, KKRW-FM, or KLOU-FM.

         On and after July 1, 1997, a participant shall be entitled to a distribution upon (i) the sale or other business disposition by CBS or an affiliated company of at least 85 percent of the assets used by CBS or the affiliated company in a trade or business to an unrelated corporation which does not maintain the Plan, but only if the participant continues in the employ of the employer that acquires the assets of such trade or business or any other entity related to such employer and only if CBS continues to maintain this Plan, or (ii) the sale or other disposition by the employer of its interest in a subsidiary to an unrelated entity which does not maintain the Plan, but only if the participant continues in the employ of the employer that acquires the interest of such subsidiary or any other entity related to such employer and only if CBS continues to maintain this Plan.

         In accordance with the requirements of Code section 401(k) and the regulations thereunder, distributions on account of the disposition of WCAU-TV, WCIX-TV, WPRI-TV, KTXQ-FM, KRRW-FM, KKRW-FM, KLOU-FM or any disposition described in the immediately preceding paragraph shall be only in the form of a single sum distribution, and may not be made in the form of installments, as described in Section E.1.(a) of this Article. In addition, in order for a participant to receive a distribution on account of such dispositions, the participant must properly elect to receive such distribution no later than the end of the second calendar year after the calendar year in which the applicable disposition occurred.

         (e) To the extent distributions commence in the form of a series of monthly or annual installments, the Self Directed Fund shall not be available thereafter as an investment option for amounts not yet distributed.

           2 . (a) A distribution election shall be set forth in a written notice given to CBS and, if made, such notice shall be given during the 90-day period before the date the payment of his termination benefit shall commence, which period shall be extended, if necessary, to include at least the 90 days after the date the information referred to in section (b) of this subparagraph 2 shall have been given to such participant; provided, however, that if such participant shall have given notice less than 90 days before the date on which the payment of his termination benefit shall commence of his intent to terminate employment, such election period shall end on the later of such date or the 30th day after the date on which such notice shall have been given, which period shall be extended, if necessary, to include at least 30 days after the information referred to in section (b) of this subparagraph 2 shall have been given to such participant. Elections hereunder shall be revocable during such election period.

         Notwithstanding the foregoing, distribution of a participant's account under the Plan may occur prior to thirty (30) days after the Administrative Managers provide notice pursuant to section (b) of this subparagraph 2, provided:

              (i) The Administrative Managers inform the participant that he has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether to receive an immediate distribution; and

              (ii) the participant, after receiving the notice, affirmatively elects to receive an immediate distribution.

                   (b) Within seven days after the commencement of such election period, or, if earlier, nine months prior to a participant's attainment of age 55, such participant shall be furnished with a notice written in non-technical terms of the availability of the distribution election.

           3. Any participant may, in accordance with the provisions of section
(a) of subparagraph 2 of this Paragraph E, file with CBS an election to have that portion of his termination benefit consisting of amounts credited to his Company Stock Fund account paid to him (or, in the event of his death, to his beneficiaries), to the extent possible, in shares of Viacom Inc. Stock in lieu of in cash ("a stock election"). Any participant may also, in accordance with such provisions of said section (a), revoke any such election theretofore made by him.

           4. Notwithstanding any other provisions of Paragraph E of this
Article VI, if a participant is married, any designation of a beneficiary other than the participant's spouse shall be given effect only if such spouse consents in writing to such designation and such consent acknowledges that such spouse is thereby waiving in favor of such other beneficiary the right to receive the amount payable hereunder upon the death of the participant and such consent is witnessed by a notary public. The preceding sentence shall not apply to a designation by a participant who establishes to the satisfaction of the Administrative Managers that his spouse cannot be located. No designation of a beneficiary made before a participant is married shall be given effect after the participant becomes married.

           5. Notwithstanding any other provision of Paragraph E of this Article VI, a participant shall be deemed to have filed all distribution election forms or requests and any subsequent modifications or revocations (other than the designation of beneficiary described in subparagraph 3 of this paragraph E) by providing telephonic notice in the manner prescribed by the Administrative Managers (which shall include participants' consents through endorsement or deposit of the distributed amounts). Notwithstanding the foregoing, if a participant's request is made pursuant to such telephonic notice, the value of such participant's termination benefit shall be based on the value of the participant's termination benefit as of the valuation date determined in accordance with the valuation procedures established by the Administrative Managers and the Trustee for processing such requests.

         F.1. If any former participant shall have in effect a distribution election referred to in section (b) of subparagraph 1 of Paragraph E of this
Article VI, or if any
former participant shall have in effect a distribution election referred to in section (a) of said subparagraph 1 and shall die prior to the payment of his termination benefit in full:

                   (a) As of and as promptly as shall be practicable after the valuation date immediately following or coincident with such former participant's termination date (if such distribution election shall be one referred to in said section (b)) or the valuation date immediately following or coincident with the date of such former participant's death (if such distribution election shall be one referred to in said section (a) and such participant shall die prior to the payment of his entire termination benefit in full), as the case may be:

                       (i) The Administrative Managers shall determine the value
                   of the amounts credited to such former participant's accounts as of such termination date or as of the date of the death of such former participant, as the case may be.

                       (ii) The Administrative Managers shall charge such
                   amounts, to the extent vested, to such respective accounts.

                       (iii) If such distribution election shall be one referred
                   to in said section (a) or said section (b), the Trustee shall pay to such former participant or his beneficiaries, as the case may be, the amounts so charged.

                   (b) If a stock election of such former participant shall be in effect, as of and as promptly as shall be practicable after the applicable valuation date referred to in section (a) of this subparagraph 1:

                       (i) The Trustee shall distribute to such former
                   participant or his beneficiaries, as the case may be, the largest possible number of full shares of Viacom Inc. Stock, registered in the name of such former participant or his beneficiaries, along with cash for fractional shares, the total value of which shall be equal to the value of the amounts credited to his Company Stock Fund account as of the valuation date or as of the date of the death of such former participant, as the case may be.

                       (ii) The Administrative Managers shall charge the amounts
                   so distributed to the Company Stock Fund account of such former participant.

           2. If any former participant shall have in effect a distribution election referred to in section (a) of subparagraph 1 of Paragraph E of this
Article VI:

                   (a) As of and as promptly as shall be practicable after the valuation date immediately following or coincident with such former participant's termination date or the filing by such participant of the aforementioned distribution election, whichever shall be the later, and
         (I) if such distribution election shall be one requiring monthly installments, as of and as promptly as shall be practicable after each subsequent valuation date or (II) if such distribution election shall be one requiring annual installments, as of and as promptly as shall be practicable after each subsequent valuation occurring during the same calendar month as such first-mentioned valuation date, and in either case, to and including the valuation date as of which such former participant's termination benefit shall have been paid in full, or to and including the valuation date immediately following the date of such former participant's death (if such former participant shall die prior to the payment of his termination benefit in full), as the case may be:

                        (i) The Administrative Managers shall determine the
                    vested amounts then credited to such former participant's accounts.

                        (ii) The Trustee shall pay to such former participant or
                    his beneficiaries, as the case may be, that fraction of the respective amounts determined pursuant to the provisions of subsection (i) of this section (a) the numerator of which shall be one and the denominator of which shall be the total number of installments specified to be paid in the distribution election of such former participant minus the number of such installments paid as of valuation dates prior to the valuation date first referred to in this section (a).

                        (iii) The Administrative Managers shall charge to the
                    Fund accounts of such former participant the fraction determined pursuant to the provisions of subsection (ii) of this section (a) of the respective amounts credited to such accounts as of the valuation date first referred to in this section (a) and make corresponding charges (net of applicable fees) to the Fund accounts.

                   (b) If a former participant's distribution election shall be one requiring monthly or annual installments, no stock election shall be available under this Paragraph F.

           3. All payments made by the Trustee to any former participant (and/or his beneficiaries) pursuant to the foregoing provisions of this Paragraph F shall be subject to such withholding and to such other deductions as shall at the time of such payment be required by reason of any income tax or other law, whether of the United States or of any other jurisdiction, and, in the case of payments to beneficiaries of former participants, the delivery to the Trustee of all appropriate tax waivers and other documents.

           4. Notwithstanding anything contained herein to the contrary, the payment of any benefits to any former participant (and/or his beneficiaries) shall commence, unless such former participant (and/or his beneficiaries) shall elect otherwise hereunder, not later than the 60th day after the close of the calendar year in which occurs his 65th birthday or his retirement in a calendar year thereafter, whichever shall last occur.

           5. Notwithstanding anything contained herein to the contrary, if a participant shall attain age 70-1/2 on or after January 1, 1988 and prior to January 1, 1997, whether or not such participant continues as an Employee, such participant shall commence receiving minimum required distributions in accordance with the requirements of Section 401(a)(9) of the Code and the regulations and other guidance thereunder unless such participant had not received any minimum required distributions as of December 31, 1996. If such participant fails to request a withdrawal in accordance with the otherwise applicable provisions of Article VI, he shall receive minimum distributions for each year beginning no later than April 1 of the calendar year following the year in which he attains age 70-1/2 and by each December 31 thereafter based on the participant's life expectancy determined without recalculation. Such minimum required distributions shall continue to be made until the participant's entire interest has been paid. In all events, distributions will comply with the incidental death benefits requirements of Section 401(a)(9)(G) of the Code and the regulations issued thereunder.

         If a participant shall attain age 70-1/2 on or after January 1, 1997 and/or attained age 70-1/2 on or after January 1, 1996 and has not commenced receiving minimum required distributions in accordance with Section 401(a)(9) of the Code prior to January 1, 1997, such participant shall commence receiving minimum required distributions in accordance with the requirements of the Code and the regulations and other guidance thereunder not later than the April 1 following the close of the later of (i) the calendar year in which the participant attains age 70-1/2, or (ii) the calendar year in which the participant terminates employment.

           6. Any benefits payable to a participant or beneficiary which are not claimed for a period of five years from the date of entitlement, as determined by the

Administrative Managers and following a diligent effort to locate such participant or beneficiary, shall with the approval of the Administrative Managers be charged to such former participant's or beneficiary's accounts and credited to his Employer's matching contributions forfeiture account; provided, however, that if a claim for such forfeited benefits is made by the participant or beneficiary, all such amounts shall be reinstated to the accounts of the participant or beneficiary.

           7. If the Administrative Managers shall determine that a participant, terminated participant, or any other person entitled to a benefit under the Investment Fund (the "Recipient") is unable to care for his affairs because of illness, accident, or mental or physical incapacity, or because the Recipient is a minor, the Administrative Managers may direct that any benefit payment due the Recipient be paid to his duly appointed legal representative; or if no such representative is appointed, to the Recipient's spouse, child, parent, or other blood relative, or to a person with whom the Recipient resides or who has incurred expense on behalf of the Recipient. Any such payment so made shall be a complete discharge of the liabilities of the Investment Fund with respect to the Recipient.

           8. Notwithstanding any other provision of Paragraph F of this Article VI, a participant shall be deemed to have filed all distribution election forms or requests and any subsequent modifications or revocations by providing telephonic notice in the manner prescribed by the Administrative Managers (which shall include participants' consents through endorsement or deposit of the distributed amounts). Notwithstanding the foregoing, if a participant's request is made pursuant to such telephonic notice, or such other procedure as may be designated by the Administrative Managers to satisfy the requirements of this subparagraph 8, the value of such participant's termination benefit shall be based on the value of the participant's termination benefit as of the valuation date determined in accordance with the valuation procedures established by the Administrative Managers and the Trustee for processing such requests.


         G.1. The Administrative Managers may determine to make a loan to any participant who then qualifies as an Employee under Article IX, Paragraph A, subparagraph 36, or is otherwise a "party in interest" with respect to the Investment Fund under Section 3(14) of ERISA. The total amount of each loan will be subject to the following rules:

                   (a) The loan must be for a minimum of $1,000. Loans above the minimum amount may be made only in multiples of $100.

                   (b) The maximum amount of the loan will be limited to the lesser of:

                        (i) $50,000 (reduced by the highest outstanding balance
                    of any loan from the Investment Fund during the one-year period ending on the date before the date such loan is made), or

                        (ii) one-half of the market value of the vested portions
                    of all the participant's separate accounts on the valuation date determined in accordance with the valuation procedures established by the Administrative Managers and the Trustee for processing loan requests.

                   (c) A participant may have only two outstanding loans at any one time and may not have more than one loan per calendar year. One of the outstanding loans must be for a primary residence.


           2. Any loan to a participant shall be secured by the pledge of all the participant's right, title and interest in the vested portion of the participant's accounts in the Investment Fund, provided, however, that in no event shall more than 50 percent of the vested portion of the participant's account, determined at the time the loan is made, be pledged as collateral for the loan. Such pledge shall be evidenced by the execution of a promissory note by the participant, which promissory note shall provide that, in the event of any default by the participant on a loan repayment, the Administrative Managers shall be authorized (to the extent permitted by law) to deduct the amount of the loan outstanding and any unpaid interest due thereon from the participant's wages or salary to be thereafter paid by the Employer, and to take any and all other actions necessary and appropriate to enforce collection of the unpaid loan. Such promissory note also shall provide that, in the event that a participant is eligible for and elects a direct rollover to a qualified plan of another employer in accordance with Paragraph VI.H. of the Plan, the promissory note may be assigned by the Plan's Trustee to the trustee of the qualified plan if such qualified plan agrees to accept a direct rollover of the indebtedness evidences by such promissory note.

           3. There shall be deducted from the accounts of a participant to whom a loan is made an amount having a value equal to the principal amount of the loan plus any loan set-up charge implemented by the Administrative Managers. The proceeds of any loan shall be charged against the accounts of the borrowing participant according to the order in which items (i) and (ii) are presented, as the amounts described in each successive paragraph are exhausted: (i) before-tax subaccounts; (ii) rollover subaccounts; (iii) after-tax subaccounts; and (iv) Employer matching contributions subaccounts. The loan proceeds shall be deducted from the various investment funds in which the participant's accounts are invested on a pro rata basis. However, the Self Directed Fund is not available as a source for loan proceeds.

           4. The rate of interest charged on any loan to a participant shall be a reasonable rate of interest determined by the Administrative Managers taking into consideration interest rates being charged under generally prevailing market conditions. The Administrative Managers shall not discriminate among participants in the matter of interest rates, but loans granted at different times may bear different interest rates if, in the opinion of the Administrative Managers, the difference in rates is justified by a change in general economic conditions.

           5. Loans shall be repaid in accordance with the following procedures:


                   (a) Any loan to a participant shall be repaid within five years of the date on which the loan is made (or upon the participant's termination of employment with Employer, if earlier), except that in the case of a loan to a participant that is used to acquire a principal residence of the participant, such loan may be repaid over a longer period of time, not to exceed 15 years, as determined by the Administrative Managers. Repayments of principal and interest on any loan shall be made by substantially level payments (not less frequently than quarterly) by payroll deduction and shall be applied to reduce the principal as well as the accrued interest of the loan. Notwithstanding the foregoing, any participant whose employment with an Employer is terminated due to the disposition of WCAU-TV or WCIX-TV and who continues in employment with the entity which acquires WCAU-TV or WCIX-TV shall be permitted to continue repayment of any loan outstanding at the time of such disposition under the loan's original repayment schedule. Such repayment schedule may continue for so long as the acquiring entity provides a payroll deduction system whereby such participant can continue such repayments. In the event that such payroll deduction becomes unavailable or the Administrative Managers determine that any affected participant's loan will not be repaid through substantially level payments not less frequently than quarterly, the provisions of subparagraph 6 shall apply.

                   (b) If a participant is transferred from employment with an Employer to employment with an Affiliated Company or another entity affiliated with the Employer as the Administrative Managers in their discretion may determine, he shall not be treated as having terminated employment and the Administrative Managers shall make arrangements for the loan to be repaid in accordance with the loan agreement. For this purpose, the Administrative Managers may, but are not required to, authorize the transfer of the loan to a qualified plan maintained by such Affiliated Company. In the absence of such arrangements, the loan shall be deemed to be in default, and shall be subject to the provisions of subparagraph 6.

                   (c) The Administrative Managers shall have the sole responsibility for assuring that a participant timely makes all loan repayments. Each loan repayment shall be paid to the Investment Fund, and shall be accompanied by written instructions from the Administrative Managers that: (1) identify the participant on whose behalf the loan repayment is being made; and (2) specify the separate accounts of the participant to which the loan repayment should be credited and the investment of the loan repayment in accordance with the investment procedures of Article IV.

                   (d) A participant may prepay the entire outstanding loan balance with respect to the loan at any time without penalty.

                   (e) The Administrative Managers may implement a reasonable loan set-up charge for all loans.

           6. In the event of a default by a participant on a loan repayment, all remaining payments on the loan shall be immediately due and payable. In the case of any participant who is not entitled to a distribution under Article VI, the Administrative Managers shall, to the extent permitted by law, deduct the total amount of the loan outstanding and any unpaid interest due thereon from the wages or salary payable to the participant by the Employer in accordance with the participant's promissory note. In addition, the Administrative Managers shall take any and all other actions necessary and appropriate to enforce collection of the unpaid loan, although foreclosure on the note and attachment of security shall not occur until a distributable event occurs under the Investment Fund with respect to before-tax contributions. In the case of any participant or beneficiary who is entitled to a distribution or withdrawal under
Article VI, the Administrative Managers shall deduct the total amount of the loan outstanding and any unpaid interest due thereon from the amounts to be distributed from the participant's separate accounts under the Investment Fund in order to satisfy the amount due.

           7. A request by a participant for a loan shall be made in such manner (including telephonic notice) as the Administrative Managers may prescribe and shall specify the amount of the loan. The terms and conditions on which the Administrative Managers shall approve loans shall be applied on a uniform and reasonably equivalent basis with respect to all participants. Notwithstanding the foregoing, the Administrative Managers or its representatives may apply different terms and conditions for loans to Employees who are not actively employed by an Employer, or for whom payroll deduction is not available, based on economic and other differences affecting the individuals' ability to repay any loan.

         If a participant's request for a loan is approved by the Administrative Managers, the Administrative Managers shall cause the loan to be made in a lump sum payment of cash to the participant. A participant's consent to the terms of any such loan may be evidenced by the participant's consent through endorsement or deposit of the loan proceeds.

         Effective October 1, 1999, the Administrative Managers have retained Dreyfus Service Corporation ("Dreyfus") to administer the loan program established in this Article VI, Paragraph G. As soon as practicable after October 1, 1999, all participant requests for loans shall be directed to Dreyfus. Loan administration shall be undertaken by Dreyfus as soon as administratively practicable after October 1, 1999.

           8. All loan repayments by the participant shall be credited to such separate accounts and reinvested in accordance with the Employee's investment directions pursuant to Article IV, Part (i), Paragraph (B).

           9. Notwithstanding the foregoing, no loan shall be made to a participant during the period in which the Administrative Managers are making a determination of whether a domestic relations order affecting the participant's account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Administrative Managers are in receipt of a qualified domestic relations order with respect to any participant's accounts, they may prohibit such participant from obtaining a loan until the alternate payee's rights under such order are satisfied.


           10. In the event that a payment is required to be made to a beneficiary upon the death of a participant or an alternate payee pursuant to a qualified domestic relations order, within the meaning of Section 414(p) of the Code, while the participant whose account is the subject of such order has a loan outstanding, the Administrative Managers, in their discretion, may direct that the participant's promissory note be transferred to the beneficiary or the alternate payee, as applicable.

         H.1. At the request (which shall include a request made pursuant to telephonic notice procedures established by the Administrative Managers) of a distributee (which shall mean a participant, a surviving spouse of a participant, or a spouse or former spouse of a participant that is an alternative payee under a qualified domestic relations order), and upon consent of the Administrative Managers, the Trustee shall effectuate a direct rollover distribution of the amount requested by the distributee, in accordance with
Section 401(a)(31) of the Code, to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code). Such amount may constitute all or part of any distribution otherwise to be made hereunder to the distributee, provided that such distribution constitutes an "eligible rollover distribution," as defined in
Section 402(c) of the Code and the regulations and other guidance issued thereunder. All direct rollover distributions shall be made in accordance with the following subparagraphs 2 through 6. For purposes of this Paragraph H, the following terms have the following meanings:

                   (a) The term "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for a specified period of 10 years or more; or any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or any distribution to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                   (b) The term "eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                   2. A direct rollover distribution shall only be made to one eligible retirement plan; a distributee may not elect to have a direct rollover distribution apportioned between or among more than one eligible retirement plan.


                   3. Direct rollover distributions shall be made in cash in the form of a check made out to the trustee of the eligible retirement plan, in accordance with procedures established by the Administrative Managers, plus shares of Viacom Inc. Stock otherwise distributable hereunder to the distributee, which shares shall be registered in a manner necessary to effectuate a direct rollover under Section 401(a)(31) of the Code. In addition, if a participant's employment with an Employer is terminated due to the transfer by CBS of certain in-house functions to a corporation or other service provider which is not an affiliated company of CBS and if the direct rollover is to be made to a qualified trust described in Section 401(a) of the Code, a direct rollover distribution may include a promissory note evidencing the distributee's indebtedness under the provisions of Paragraph VI.G. of the Plan.

           4. Amounts attributable to after-tax Employee contributions shall be distributed directly to the distributee and may not be distributed in a direct rollover distribution.

           5. No direct rollover distribution shall be made unless the distributee furnishes CBS with such information as the Administrative Managers shall require, including but not limited to: the name of the recipient eligible retirement plan, a representation from a representative of the recipient plan that it is an eligible retirement plan, and any account number or other identifying information.

           6. If a distributee's distribution is otherwise to be paid in the form of installment payments, the distributee must make a separate direct rollover distribution request with respect to each calendar year during which installment payments are made.

           7. If a distributee does not elect a direct rollover distribution within 60 days following the date that such amounts first become available for distribution, and the participant's account balance is not greater than $5,000, the participant's account balance shall be paid to such distributee, reduced by any applicable income tax withholding, as soon as practicable thereafter.

VII.     The Managers
         ---------


         A. The Financial Managers may at any time or from time to time appoint one or more investment managers, each of which shall in its sole discretion direct the Trustee in the investment or reinvestment of all or part of the Trust Fund under the Trust Agreement as designated by such Financial Managers.

         B. Reserved.

         C. In the event of any disagreement among the Administrative Managers or Financial Managers at any time acting hereunder and authorized to act with respect to any matter, the decision of a majority of such Administrative Managers or Financial Managers authorized to act upon such matter shall be controlling and shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the Employers, the other Administrative Managers or Financial Managers, the Trustee, all persons at any time in the employ of any of the Employers and the participants, the former participants and their respective beneficiaries, and upon the respective successors, assigns, executors and administrators of all of the foregoing.

         D. Each additional and each successor Administrative Manager or Financial Manager at any time acting hereunder shall have all of the rights and powers (including discretionary rights and powers) and all of the privileges and immunities hereby conferred upon the original Administrative Managers or Financial Managers, and all of the duties and obligations so imposed upon the original Administrative Managers or Financial Managers.

         E. In the event an Administrative Manager or Financial Manager at any time acting hereunder shall be required to give any bond or other security for the faithful performance of his duties as an Administrative Manager or Financial Manager, the cost of such bond or other security shall be paid by CBS.

VIII.    Administration.
         ---------------

         A. CBS shall be the "administrator" of the Investment Fund within the meaning of Section 3(16)(A) of the Act and shall have the power in its discretion to administer and construe the Investment Fund, determine questions of fact and law arising under the Investment Fund, direct disbursements by the Trustee and exercise the other rights and powers specified herein. The rights, powers, authority, duties, and obligations of CBS as the administrator of the Investment Fund are delegated to the Administrative Managers.

         B. CBS, the Administrative Managers, and the Financial Managers may each retain auditors, accountants and legal counsel selected by them, and CBS, the Administrative Managers, and the Financial Managers may each retain such other persons as they deem appropriate in connection with administering the Investment Fund. Any Administrative or Financial Manager may himself act in any such capacity, and any such auditors, accountants and legal counsel may be persons acting in a similar capacity for any Employer and may be Employees of any Employer. To the extent permitted by law, the opinion of any such auditor, accountant or legal counsel shall be full and complete authority and protection in respect of any action taken, suffered or omitted by the Administrative Managers or Financial Managers in good faith and in accordance with such opinion.

         C. The Administrative Managers or Financial Managers may allocate responsibility among themselves, and the Administrative Managers or Financial Managers may designate other persons to carry out their fiduciary responsibilities under the Investment Fund, and, without in any manner limiting the generality of the foregoing, may, by a written instrument, (1) designate each or any of the Administrative Managers or Financial Managers and/or any other person or persons, severally or jointly, to execute, on behalf of the Administrative Managers or Financial Managers, all documents and other instruments proper, necessary or desirable in order to effectuate the purposes of the Investment Fund, and (2) revoke or change any such designation theretofore made. Any Administrative Manager or Financial Manager, acting by himself, may similarly revoke any such designation theretofore made. Any third party may rely upon the continued effectiveness of any such designation until such third party shall have notice of the change or revocation thereof. The Administrative Managers and Financial Managers may also employ, appoint, and dismiss advisors and administrators as they deem necessary to carry out the provisions of the Plan, including attorneys, accountants, actuaries, clerks, committees, or other agents, and may delegate any of their authority and duties to such persons.

         D. Each Administrative Manager or Financial Manager who shall not be an Employee shall be entitled to receive, as compensation for his services hereunder, such fees as he and CBS may from time to time agree. CBS shall pay such compensation and shall also pay (and/or reimburse the Administrative Managers and Financial Managers for) the reasonable expenses incurred by them in the administration of the Investment Fund, including the fees and compensation of the persons referred to in Paragraphs A and B of this Article VIII.

         E. To the extent that the Employers and/or the Administrative Managers shall prescribe forms for use by the participants, the former participants and their respective beneficiaries in communicating with any Employer, the Administrative Managers, or the Trustee, the Administrative Managers shall establish periods during which communications may be received or shall designate representatives to whom communications shall be delivered, and the Employer, the Administrative Managers and the Trustee shall respectively be protected in disregarding any notice or communication for which a form shall so have been prescribed and which shall not be made in such form, and any notice or communication for the receipt of which a period shall so have been established and which shall not be received during such period, and any notice or communication for the receipt of which a representative shall have been designated and which shall not be received by such representative. Each Employer, the Administrative Managers, and the Trustee shall respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate.

         F. To the extent permitted by law, all determinations hereunder by an Employer or the Administrative Managers shall be made in the sole and absolute discretion of such Employer or of the Administrative Managers, as the case may be. Neither any Employer nor the Administrative Managers, in making any determination, or in taking any action, in connection with the administration of the Investment Fund, shall discriminate in favor of Employees who are officers or shareholders of any Employer or persons whose principal duties consist of supervising the work of other Employees or persons who are highly compensated Employees.

         G. Subject to the applicable provisions of paragraph H of this Article VIII, in the event that any disputed matter shall arise hereunder, including, without in any manner limiting the generality of the foregoing, any matter relating to the eligibility of any person to participate in the Investment Fund, the participation of any person therein, the amounts payable to any person hereunder and the applicability and interpretation of the provisions hereof, the decision of the Administrative Managers upon such matter shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the Employers, the Trustee, all persons at any time in the employ of any of the Employers and the participants, the former participants and their respective beneficiaries, and upon the respective successors, assigns, executors and administrators of all of the foregoing.

         H. All claims for benefits under the Investment Fund by a participant or his beneficiary shall be made in writing to a person designated by the Administrative Managers for such purpose. If the designated person receiving a claim for benefits believes that the claim should be denied, he shall notify the claimant in writing of the denial of the claim within 90 days after his receipt thereof unless he shall prior to the end of such 90-day period notify the claimant of any special circumstances requiring an extension of time, not to exceed an additional 90-day period, to respond to such claim and the date by which it is expected a decision will be rendered. Such notice shall (1) set forth the specific reason or reasons for the denial, making reference to the pertinent provisions of the Investment Fund or of Investment Fund documents on which the denial is based, (2) describe any additional material or information that must be received before the claim request may be reconsidered and explain the reason why such material or information, if any, is needed and (3) inform the claimant of his right pursuant to this Paragraph H to request review of the decision by the Administrative Managers (as the delegate of the "administrator"). A claimant who believes that he has submitted all available and relevant information may appeal the denial of a claim to the Administrative Managers by submitting a written request for review to the Administrative Managers within 60 days after the date on which such denial is received. Such period may be extended by the Administrative Managers for good cause shown. The person making the request for review may examine pertinent Investment Fund documents and the request for review may discuss any issues relevant to the claim. The Administrative Managers shall decide whether or not to grant the claim within 60 days after receipt of the request for review, but this period may be extended by the Administrative Managers for up to an additional 60 days in special circumstances. The Administrative Managers' decision shall be in writing, shall include specific reasons for the decision and shall refer to pertinent provisions of the Investment Fund or of Investment Fund documents on which the decision is based.


         I. Notwithstanding anything in the Trust Agreement to the contrary, the Financial Managers shall have the sole power to (1) appoint the Trustee, (2) remove any Trustee then acting hereunder by giving written notice of such removal to such Trustee, to the other Employers and to the Administrative Managers, and (3) approve or disapprove the accounting by a retiring Trustee referred to in the Trust Agreement. The Trustee shall have sole responsibility for the Trust Fund, except as may otherwise be designated by the Financial Managers in accordance with law.

         J. Each fiduciary under the Investment Fund shall discharge his duties with respect to the Investment Fund solely in the interests of the participants and their beneficiaries with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. No fiduciary under the Investment Fund shall be liable for an act or omission of another person in carrying out any fiduciary responsibility where such fiduciary responsibility is allocated to such other person by the Investment Fund or pursuant to a procedure established in the Investment Fund except as otherwise provided in Section 405 of the Act. CBS hereby indemnifies each Administrative Manager, each Financial Manager, each officer, and each Employee of the Employers against any liabilities or expenses, including attorneys' fees, reasonably incurred by him in connection with any actual or threatened legal action to which he might become a party by reason of being a fiduciary with respect to the Investment Fund except to the extent that he shall be adjudged in such action to be liable for gross negligence or willful misconduct in the performance of his duties as a fiduciary. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Investment Fund.

         K. The sole interest of each participant, each former participant and each beneficiary of a participant or former participant hereunder shall be to receive the benefits provided for herein as and when the same shall become due and payable in accordance with the terms hereof, and neither any participant nor any former participant nor any beneficiary of a participant or former participant shall have any right, title or interest in or to the Trust Fund or to any other monies or other properties at any time held by or receivable by the Trustee. The right of any participant or any former participant and of any beneficiary of any participant or former participant to receive or have applied to his use any payment becoming due hereunder shall not be subject to alienation or assignment, and, if any such participant or former participant or beneficiary shall attempt to assign, transfer or otherwise dispose of any such right, or if any such right shall be subjected to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, it shall, if and to the extent that the Administrative Managers shall so determine, pass and be transferred to such one or more as may be appointed by the Administrative Managers from among the beneficiaries of such participant or former participant and the spouse and blood relatives of such participant, former participant or beneficiary, and in such proportions as the Administrative Managers shall determine.

             Nothing contained in the foregoing paragraph shall prohibit the payment of benefits to an 'alternate payee' pursuant to a 'qualified domestic relations order,' as said quoted terms are defined in, and in accordance with, Section 206(d) of the Act. Distributions pursuant to a 'qualified domestic relations order' may be made prior to the participant's attainment of 'earliest retirement age.' The Administrative Managers is authorized and directed to develop procedures for the administration of 'qualified domestic relations orders' including procedures authorizing a suspension of activity in a participant's account pending a final determination as to whether such an order will be submitted for review by the Administrative Managers and whether any such submitted order is qualified.

         L.1. All Viacom Inc. Stock (including fractional shares) representing amounts credited to a participant's Company Stock Fund account as of the valuation date preceding by the shortest practicable interval a record date established generally for fixing the right of holders of Viacom Inc. Stock to vote shall be voted by the Trustee in accordance with instructions from such participant. CBS shall provide participants with notices and proxy or information statements when voting rights are to be exercised, the content of which must be generally the same as that provided to record holders of Viacom Inc. Stock. Fractional shares shall be voted by the Trustee on a combined basis, so as to reflect the instructions of the participants with respect to such shares. The Trustee shall vote all Viacom Inc. Stock for which it has not received participants' instructions, including all Viacom Inc. Stock held by it as of such record date but which is not as of that date allocated to participants' accounts, in the same manner as a majority of the Viacom Inc. Stock representing all of the amounts credited to the Common Stock Fund accounts of participants who have submitted voting instructions is voted.

           2. In the event that a tender or exchange offer or other offer to purchase Viacom Inc. Stock is made by an individual or entity for all or a portion of the outstanding Viacom Inc. Stock or the Viacom Inc. Stock held in the Trust Fund, the Trustee shall not tender or sell any Viacom Inc. Stock held by it in the Company Stock Fund except upon specific written instructions from each participant directing that the Viacom Inc. Stock representing amounts credited to the participant's Company Stock Fund account be so tendered or sold. CBS shall provide participants with notices and information with respect to any such offer in a timely fashion so as to permit each participant an opportunity to submit instructions to the Trustee with respect to his tendering or not tendering the Viacom Inc. Stock representing such amounts credited to such participant's Company Stock Fund account.

         M.1. All Infinity Stock (including fractional shares) representing amounts credited to a participant's Infinity Stock Fund account as of the valuation date preceding by the shortest practical interval a record date established generally for fixing the right of holders of Infinity Stock to vote shall be voted by the Trustee in accordance with instructions from such participant. CBS shall provide participants with notices and proxy or information statements when voting rights are to be exercised, the content of which must be generally the same as that provided to record holders of Infinity Stock. Fractional shares shall be voted by the Trustee on a combined basis, so as to reflect the instructions of the participants with respect to such shares. The Trustee shall vote all Infinity Stock for which it has not received participants' instructions, including all Infinity Stock held by it as of such record date but which is not as of that date allocated to participants' accounts, in the same manner as a majority of the Infinity Stock representing all of the amounts credited to the Common Stock Fund accounts of participants who have submitted voting instructions is voted.

           2. In the event that a tender or exchange offer or other offer to purchase Infinity Stock is made by an individual or entity for all or a portion of the outstanding Infinity Stock or the Infinity Stock held in the Trust Fund, the Trustee shall not tender or sell any Infinity held in the Trust Fund except upon specific written instructions from each participant directing that the Infinity Stock representing amounts credited to the participant's Infinity Stock Fund account be so tendered or sold. CBS shall provide participants with notices and information with respect to any such offer in a timely fashion so as to permit each participant an opportunity to submit instructions to the Trustee with respect to his tendering or not tendering the Infinity Stock representing such amounts credited to such participant's Infinity Stock Fund account.

IX.      Definitions; Construction.
         --------------------------

         A. As used herein and in the Trust Agreement, the following terms shall have the following respective meanings:

           1. Reserved.

           2. "Account", as used with respect to a participant, shall mean each of his Stable Value Fund account, S&P 500 Index Fund account, Value U.S. Equity Fund account, Small Cap U.S. Equity Fund account, International Equity Index Fund account, Short Term Life Cycle Fund account, Medium Term Life Cycle Fund account, Long Term Life Cycle Fund account, Company Stock Fund account, Infinity Stock Fund account, and Self Directed Fund account, including any loans made to the participant under Article VI, Paragraph G, the funds of which are attributable to such accounts, and, as used with respect to an Employer, shall mean its Employer's matching contributions forfeiture account.

           3. "Act" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

           3A. "Administrative Managers" shall mean the person(s) appointed by Viacom, by written action of the Chief Operating Officer of Viacom, to act on behalf of Viacom as the sponsor and "named fiduciary" (within the meaning of section 402(a)(2) of ERISA), as appropriate, with respect to Plan administrative matters. When performing any activity or exercising any authority under the provisions of the Plan, the Administrative Managers shall be deemed to act solely on behalf of Viacom, and not in an individual capacity.

           4. "Affiliated company" shall mean a corporation or other entity that is required to be aggregated with CBS pursuant to Code sections 414(b),
         (c), (m), or (o) of the Code but only to the extent so required.

           5. "After-tax subaccount", as used with respect to a participant, shall mean the subaccount established within such Fund accounts, to account for contributions thereto made as after-tax contributions.

           6. Reserved.

           7. "Anniversary year". The anniversary year of any Employee shall be each 12-month period commencing on the first day of the calendar month in which his employment commences.

           8. Reserved.

           9. Reserved.

           10. "Before-tax subaccount", as used with respect to a participant, shall mean the subaccount established within such participant's Fund accounts, to account for contributions thereto made as before-tax contributions.

           11. "Beneficiaries", as used with respect to a participant or a former participant, shall mean the surviving spouse of such participant or, if such participant has no spouse or if the spouse of such participant shall have consented thereto in a writing acknowledging that such spouse is thereby waiving in favor of such other beneficiaries the right to receive the amount payable hereunder upon the death of such participant, and such consent is witnessed by a notary public, the person or persons designated by such participant or former participant to receive any payments provided for in Paragraph F of Article VI hereof, and, if and to the extent that such a designation shall not be in force at the time of such payment, his spouse, or if he has no spouse, his executors or administrators.

           12. Reserved.

           13. "Board" shall mean both the Board of Directors of CBS and any committee which shall be designated by said Board of Directors from among its members and which shall have the authority of said Board of Directors with respect to the Investment Fund and the Trust.

           14. "Break in service", as used with respect to an Employee, shall mean any anniversary year in which he completes less than 501 hours of service.

           Solely for purposes of determining whether a break in service has occurred, if an Employee is absent from work by reason of her pregnancy, the birth of a child of the Employee, or the placement of a child with the Employee in connection with the adoption of such child by the Employee or for purposes of caring for such child for a period beginning immediately following such birth or placement, the Employee shall be credited with the hours of service which otherwise would normally have been credited to the Employee but for such absence, but in no event less than eight hours of service per day of such absence and more than 501 hours with respect to any one such pregnancy, birth or placement. Such hours of service shall be credited to the calendar year in which the absence from work begins only if the effect of so doing would be to prevent the occurrence of a break in service in such calendar year, and in any other case to the immediately following calendar year.

           15. Reserved.

           16. "Business day" shall mean any day on which the New York Stock Exchange or any successor to its business is open for trading.

           17. "CBS" shall mean CBS Broadcasting, Inc. and its successors.

           18. "CBS fiscal year" shall mean the period of 12 consecutive monthly accounting periods used by CBS in the maintenance of its accounts.

           19. "CBS Combined Pension Plan" shall mean the pension plan adopted by CBS on December 16, 1942, as amended prior to December 26, 1968, and the pension plan adopted by CBS stockholders on April 20, 1960, as amended prior to December 26, 1968, as said pension plans were further amended and combined, effective December 26, 1968, and as said pension plan was further amended, as in effect at the time with respect to which said term is used.

           20. "Code" shall mean the Internal Revenue Code of 1986 as in effect at the time with respect to which such term is used.

           21. Reserved.

           22. "Continuous employment period", as used with respect to a participant, shall mean such participant's total years of service. For purposes of determining a participant's continuous employment period under Article VI, Sections C.2 or C.3., if a participant's employment with the Employers ceased on account of the disposition of WCIX-TV and the participant was not fully vested in his benefit under the Plan on the date of such disposition, such participant's years of service shall include the participant's years of service in continuous employment with the purchaser of WCIX-TV on and after the date of such disposition.


           For purposes of determining a participant's continuous employment period under Article VI, Sections C.2 or C.3, the continuous employment period of a participant who was employed by WPRI-TV or WGPR-TV on the date the assets of

         WPRI-TV and WGPR-TV were acquired by CBS shall be deemed to include the participant's period of employment with the seller of WPRI-TV and WGPR-TV.

           For purposes of determining a participant's continuous employment period under Article VI, Sections C.2 or C.3, the continuous employment period of a participant who was employed by the Corporation and who transfers employment directly from the Corporation to an Employer shall be deemed to include the participant's period of employment with the Corporation.

           For purposes of determining a participant's continuous employment period under Article VI, Sections C.2 or C.3, the continuous employment period of a participant who was employed by the seller of TNN/CMT Cable Networks prior to the Gaylord Acquisition Date and became an Employee of CBS on the Gaylord Acquisition Date shall be deemed to include the participant's period of employment with the seller of TNN/CMT Cable Networks.

           23. "Contribution" shall mean, unless the context shall otherwise clearly require, each of (a) a participant's contribution in any category, (b) an Employer contribution, (c) an Employer's matching contribution, and (d) a rollover contribution. In particular, a participant's "required basic contribution" shall mean that contribution described in subparagraph 1 of Paragraph A of Part (i) of
         Article IV hereof; a participant's "voluntary supplemental contribution" shall mean that contribution described in subparagraph 2 of Paragraph A of Part (i) of Article IV hereof; and a participant's "periodic special contribution" shall mean that contribution described in Part (ii) of Article IV hereof.

           24. "Contribution election", as used with respect to a participant and with respect to any time, shall mean such participant's election referred to in Article IV hereof.

           25. "Corporation" shall mean Viacom Services Inc., VI Services Corporation, and Westinghouse CBS Holding Company, Inc. Prior to the date of the close of the CBS / Viacom merger, the "Corporation" was CBS Corporation.

           26. Reserved.

           27. Reserved.

           28. Reserved.

           29. "Disability" shall mean a state of physical or mental incapacity of a participant such that, in the opinion of the Administrative Managers based upon a certificate from a physician or physicians satisfactory to the Administrative Managers, such participant, by reason of injury, illness or disease, is unable to fulfill the requirements of his position as an Employee of his Employer.

           30. "Distribution election", as used with respect to a participant, shall mean such participant's election referred to in subparagraph 1 of Paragraph E of Article VI hereof or a determination of the Administrative Managers not inconsistent with law in lieu thereof.

           31. Reserved.

           32. Reserved.

           33. Reserved.

           34. "Earnings and profits" shall have the same meaning as when used in Section 316(a) of the Code.

           35. Reserved.

           36. "Employee" shall mean a person who (a) is principally employed in the United States and/or is a citizen of the United States, (b) is not included in a group determined by the Board not to be eligible for participation in the Investment Fund and (c) is either (i) employed by one or more of the Employers as an executive or an office employee or as an employee in a classification of hourly employees specified by the Board whose terms and conditions of employment are not subject to the provisions of a collective bargaining agreement and who (in any such category of employment) is a participant under the CBS Pension Plan Document component of the CBS Combined Pension Plan or would have been such but for his failure to meet the age requirements thereof or (ii) employed by one or more of the Employers as an employee whose principal terms and conditions of employment are subject to the provisions of a collective bargaining agreement which provides for eligibility for participation in the Investment Fund or (iii) employed by one or more of the Employers in a group determined by the Board to be eligible for participation in the Investment Fund. "Employee" shall also mean a person (i) who is employed by any foreign subsidiary of CBS to which U.S. Social Security coverage has been extended by an agreement entered into by CBS under Section 3121(1) of the Code, (ii) as to whom no contributions under any other funded plan of deferred compensation are being provided by any other person with respect to the remuneration paid to such individual by the foreign subsidiary and (iii) who is a citizen of the United States; for the purposes of the Investment Fund only, CBS shall be deemed to be the Employer of such Employees, provided, however, that "Employee" shall not include "leased employees". A "leased employee" shall mean any person (other than an employee of CBS) who pursuant to an agreement between CBS and any other person has performed services for CBS on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of CBS; provided, however, that a leased employee shall not be considered an employee of CBS if (i) such employee is covered by a money purchase plan providing:
         (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code,
         (2) immediate participation, and (3) full and immediate vesting; (ii) leased employees do not constitute more than 20 percent of the CBS non-highly compensated workforce.

           In addition, "Employee" shall not include any individual who is receiving compensation solely from, or who is on the payroll of, an Affiliated Company that is not a participating Employer under the Plan. Notwithstanding the foregoing, any individual who is receiving compensation solely from, or who is on the payroll of, CBS and is an employee of an Affiliated Company that is not a participating Employer under the Plan shall be deemed to be an Employee hereunder if such individual would be an Employee if the individual were rendering services to CBS.

           "Employee" shall not include any individual who is employed by Infinity Broadcasting Corporation or Infinity Media Corporation, except to the extent such individual is covered by a collective bargaining agreement that provides for continued eligibility for such individuals in the Investment Fund or is the General Counsel of Infinity Broadcasting Corporation as of the day following the date of the close of the CBS / Viacom merger. Effective January 1, 1999, through the date of the close of the CBS / Viacom merger, "Employee" also shall not include those individuals who, as of January 1, 1999, are the Chief Executive Officer of CBS Corporation and the Senior Vice President - Finance of CBS Corporation. Effective as of the day following the date of the close of the CBS / Viacom merger, "Employee" also shall not include the individual who, as of such date, is the Chief Financial Officer of Infinity Broadcasting Corporation.

           37. "Employer" shall mean each of (a) CBS, (b) each subsidiary which executes the Trust Agreement as of June 29, 1969 and (c) each subsidiary which adopts the Investment Fund and becomes a party to the Trust Agreement as provided in Paragraphs A and B of Article X hereof.

           38. "Employer contributions", as used with respect to a participant, shall mean those contributions made to such participant's Fund accounts on a before-tax basis pursuant to a salary deferral agreement with his Employer forming part of his contribution election as in effect from time to time.

           39. "Employer matching contributions subaccount", as used with respect to a participant, shall mean the separate subaccount which is required to be established with respect to such participant as provided in Article III hereof.

           40. Reserved.

           41. "Employer's matching contribution" shall mean a payment made to the Trustee by an Employer as provided in Article V hereof.

           42. "Employer's matching contributions forfeiture account" shall mean the separate account established for purposes of receiving forfeitures from participants' accounts pursuant to Sections IV.(iii)F., VI.C.3, VI.F.6., and IX.76.d.

           43. "Fiduciary" shall mean any person to the extent that he (a) exercises any discretionary authority or discretionary control respecting management of the Investment Fund or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Investment Fund, or has any authority or responsibility to do so, or
         (c) has any discretionary authority or discretionary responsibility in the administration of the Investment Fund.

           43A. "Financial Managers" shall mean the person(s) appointed by Viacom, by written action of the Chief Operating Officer of Viacom, to act on behalf of Viacom as the sponsor and "named fiduciary" of the Plan (within the meaning of section 402(a)(2) of ERISA), as appropriate, with respect to Plan financial matters. When performing any activity or exercising any authority under the provisions of the Plan, the Financial Managers shall be deemed to act solely on behalf of Viacom, and not in an individual capacity.

           44. "Former participant" shall mean a person whose participation in the Investment Fund shall have terminated as provided in Paragraph A of
         Article VI hereof.

           45. "Fund" shall mean each of the Stable Value Fund, the S&P 500 Index Fund, the Value U.S. Equity Fund, the Small Cap U.S. Equity Fund, the International Index Equity Fund, the Short Term Life Cycle Fund, the Medium Term Life Cycle Fund, the Long Term Life Cycle Fund, the Company Stock Fund, the Infinity Stock Fund, and the Self Directed Fund.

           46. "Hour of service", as used with respect to any person employed in regularly scheduled part-time employment, shall mean each hour for which he shall be directly or indirectly paid or entitled to payment

                   (a) for services he performs for CBS; or,

                   (b) except as expressly provided in the Investment Fund, solely for purposes of determining eligibility to participate therein and the extent to which his Employer matching contributions shall have vested, and subject to the provisions of this Section 36, for services he performs for any affiliated company, or any predecessor corporation of CBS, or corporation merged, consolidated, or liquidated into CBS or its predecessor, or a corporation substantially all of the assets of which were acquired by CBS to the extent the Administrative Managers so direct consistent with Regulations issued by the Secretary of the Treasury.

           With respect to every person employed on a full-time basis, 190 hours of service shall be credited for each calendar month in which he has actually performed at least one hour of service.

           In addition to the foregoing, the following provisions shall apply, where appropriate, to the computation of hours of service. Any Employee may be credited with hours of service for each calendar month in which he has a leave of absence of at least one calendar day. Any Employee may be credited with years of service for any period for which back pay, irrespective of mitigation of damages, may be awarded or agreed to by CBS or an affiliated company, in which event such hours of service shall be credited to each anniversary year to which each such award pertains. An Employee shall be credited with hours of service for any period for which he is directly or indirectly paid or entitled to payment by CBS or any affiliated company for reasons (such as vacations, sickness or disability) other than for his performance of services, and such hours of service and the computation period or periods to which such hours shall be credited shall be determined in accordance with
         Section 2530.200b-2 of the Regulations prescribed by the Secretary of Labor. Notwithstanding any other provision of the Investment Fund, in no event shall any person be credited with hours of service for any period prior to January 1, 1976 during which he was employed on other than a full-time basis.

           Notwithstanding the foregoing to the extent that records for a computation period do not accurately reflect the actual number of hours of service required to be credited to a contract employee (i.e., an employee who is not classified as a full-time employee or a regularly scheduled part-time employee), 45 hours of service shall be credited for each calendar week in which a weekly contract employee has actually performed at least one hour of service, and 10 hours of service shall be credited for each day on which a daily contract employee has actually performed at least one hour of service.

           46A. "Infinity Stock" shall mean the Class A common stock of Infinity Broadcasting Corporation, or any other common stock which Infinity Broadcasting Corporation is authorized to issue at the time with respect to which such a term is used.

           47. "Investment direction", as used with respect to a participant and with respect to any time, shall mean such participant's direction referred to in subparagraph 1 of Paragraph B of Part (i) or in subparagraph 3 of Paragraph A of Part (ii) of Article IV hereof, as modified prior to the time with respect to which such term is used.

           48. "Investment Fund" or "Plan" shall mean the plan embodied herein.

           49. "Investment manager" shall mean a fiduciary appointed by the Financial Managers who (a) has the authority to direct the investment and reinvestment of all or any part of the Trust Fund under the Trust Agreement; (b) is registered as an investment adviser under the Investment Advisers Act of 1940, is a bank as defined in the Investment Advisers Act of 1940 or is an insurance company qualified to perform services described in clause (a) above under the laws of more than one state; and (c) has acknowledged in writing that it is a fiduciary with respect to the Investment Fund.

           50. "Leave of absence" shall mean a leave of absence from the employ of one or more of the Employers granted, prospectively or retroactively, to an Employee at any time for a specific purpose.

           51. "Monthly accounting period" shall mean each calendar month.

           52. "Non-Fund subsidiary" shall mean a subsidiary or affiliate which is not an Employer.

           52A. "Part A participants" shall mean all participants except Part B participants, if any, and Part C participants, if any.

           52B. "Part B participants" shall mean participants who are not employees of the Corporation and are described as follows: no participants are Part B participants.

           52C. "Part C participants" shall mean participants who are employees of the Corporation and are described as follows: no participants are Part C participants.

           53. "Participant", as used with respect to the Investment Fund, shall mean an Employee of one or more of the Employers who shall have become a participant in the Investment Fund as provided in Paragraph B of
         Article II hereof and whose participation shall not have terminated as provided in Paragraph A of Article VI hereof. Such term shall, if the context shall permit, include a former participant.

           54. "Participant's contributions", as used with respect to a participant, shall mean the amount of such participant's salary withheld and/or deferred by his Employer pursuant to such participant's contribution election and paid to the Trustee by such Employer as provided in Paragraph C of Part (i) of Article IV hereof.

           55. "Participation election" shall mean the election of an Employee to become a participant.

           56. "Participation period", as used with respect to a participant, shall mean the period during which such participant shall be a participant in the Investment Fund.

           57. "Payroll period", as used with respect to a participant, shall mean the regular period (whether weekly or biweekly or semimonthly or otherwise) on the basis of which such participant's Employer pays such participant's salary.

           58. "Plan year" shall mean a calendar year.

           59. "Salary", as used with respect to a participant, with respect to an Employer and with respect to a payroll period, shall mean the regular compensation paid by such Employer to such participant for such payroll period, inclusive of all amounts of regular compensation deferred by such participant in accordance with his contribution election which are contributed to such participant's Fund accounts on a before-tax basis as Employer contributions, but excluding bonus payments, overtime compensation, deferred compensation and additional compensation of every other kind so paid, or, in the case of certain categories of Employees whose regular compensation is not payable entirely on a weekly or biweekly or semimonthly salary basis, such other compensation as, and to the extent that, the Board shall determine, as described in Appendix A. Notwithstanding any provision in the Investment Fund to the contrary, in no event may the contributions made to the Investment Fund by or on behalf of any participant in any plan year exceed the maximum percentage allowed under subparagraphs 1 and 2 of Paragraph (i)A of Article IV and Article V multiplied by the Employee's salary not in excess of $200,000 for any plan year beginning after December 31, 1988, and prior to January 1, 1994, or $150,000 for any plan year beginning after December 31, 1993 (or, with respect to either such dollar amount, such larger amount as the Secretary of the Treasury may determine for such plan year under Section 401(a)(17) of the Code). Such dollar limitation on the amount of salary taken into account shall also be applied for purposes of the limitations of Paragraph (iii) of Article IV. For purposes of this dollar limitation only, in determining the salary of any Employee, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year. In applying the dollar limitation to each family member of a group subject to Code section 414(q)(6), the compensation limitation shall be allocated among the family members in proportion to the salary of each family member (prior to such dollar limitation) that is combined to determine the dollar limitation.

           60. "Subsidiary" shall mean a corporation which is controlled by CBS, directly or indirectly.

           61. "Taxable year" shall have the same meaning as when used in
         Section 441(b) of the Code.

           62. "Termination benefit", as used with respect to a participant, shall mean the benefit which such participant shall be entitled to receive by reason of the termination of his participation (as provided in Paragraphs C, E and F of Article VI hereof). Notwithstanding the foregoing, if a participant's employment with the Employers ceased on account of the disposition of WCAU-TV and the participant was not fully vested in his benefit under the Plan on the date of such disposition, such participant shall become fully vested in his Employer match subaccount on the date of such disposition.

           63. "Termination date", as used with respect to a participant, shall mean the date of the termination of such participant's participation as provided in Paragraph A of Article VI hereof.

           64. "Trust" shall mean the trust created by and under the Trust Agreement.

           65. "Trust Agreement" shall mean the trust agreement by and among the Employers and the Trustee, dated as of June 29, 1969, including the successor Trust Agreement dated September 1, 1986, as the same may at any time and from time to time be amended.

           66. "Trustee", as used with respect to any time, shall mean the Trustee acting under the Trust Agreement at such time.

           67. "Trust Fund" shall mean all property which shall be held by the Trustee, as trustee under the Trust Agreement, at the time with respect to which such term is used.

           68. Reserved.

           69. "Unvested Employer matching contributions", as used with respect to a participant and with respect to any time, shall mean those of the Employer matching contributions credited to such participant's Employer matching contributions subaccount as of such time which shall not be vested Employer matching contributions.

           70. "Valuation date" shall mean the last business day of a calendar month or such other day or dates established by the Administrative Managers and the Trustee for purposes of valuing contributions, distributions, withdrawals, loans, and/or participant investment election changes.

           71. "Value", as used generally, shall mean fair market value, as used with respect to a unit and as of July 31, 1969, shall mean $1.00 and as used with 65 respect to a unit and as of a date subsequent to July 31, 1969, shall mean the value of the Fund in which such unit is held at such date divided by the number of units which are then held in said Fund. As of January 2, 1996, "value" shall mean $10.00 and, as used with respect to any valuation date subsequent to January 2, 1996, `Value' shall mean the total market value of the Fund in which the unit is held at such date divided by the number of units which are then held in said Fund.


           72. "Vested Employer matching contributions", as used as of a valuation date or a termination date with respect to (a) a participant whose continuous employment period on such date is three or more years of service or (b) a participant whose 65th birthday is not subsequent to such date or (c) a former participant whose participation shall have terminated by reason of his death or his disability, shall mean all of the Employer matching contributions credited to such participant's Employer matching contributions subaccount as of such date; said term, as so used with respect to a participant whose continuous employment period on such date is less than three full years, whose 65th birthday is subsequent to such date and whose participation shall not have terminated by reason of his death or his disability, shall mean 33-1/3 percent of the Employer matching contributions credited to such participant's Employer matching contributions subaccount as of such date multiplied by the number of years of service included in his continuous employment period on such date.

           73. "Viacom" shall mean Viacom Inc., a Delaware Corporation.

           73A. "Viacom Inc. Stock" shall mean the Class B common stock of Viacom.

           74. "Withdrawal" shall mean a payment made to a participant as provided in subparagraph 1 of Paragraph B of Article VI hereof.

           75. "Year" shall mean any period of 12 consecutive monthly accounting periods.

           76. "Year of service", as used with respect to an Employee or a participant, as the case may be, shall mean each anniversary year in which he shall complete at least 1,000 hours of service, subject, however, to the following:

                   (a) Solely with respect to eligibility of an Employee employed on other than a full-time basis, such Employee shall be credited with a year of service if he completes 1,000 hours of service in his first anniversary year following December 31, 1975.

                   (b) Solely for the purpose of determining the extent to which such participant shall have a vested interest in the Employer matching contribution units, if such participant shall not have completed a year of service in the anniversary year in which he became a participant, or in the preceding plan year, he shall nevertheless be credited with one year of service for the anniversary year in which he became a participant.

                   (c) The period in which services shall have been performed by an Employee prior to a break in service shall not be included in determining his years of service unless


                   (i) such services shall have been performed prior to January
              1, 1976, in which event the period in which such services shall have been performed shall be included in determining such Employee's years of service in accordance with the break in service rules under the Investment Fund in effect prior to such date or

                   (ii) such services shall have been performed after December
              31, 1975 by an Employee who shall have a vested interest in the Employer matching contributions prior to such break in service, or, if no Employer matching contributions shall have vested, the number of consecutive anniversary years during which such break in service shall have continued shall be less than the greater of five or the number of years of service that shall have been accumulated immediately preceding such break in service.

                   (d) The period in which services shall have been performed by an Employee after five or more consecutive one-year breaks in service shall not be included in determining years of service for the purpose of causing his vested interest in the Employer matching contributions, as of the date immediately preceding such a break in service, to be increased; accordingly, any such pre-break Employer matching contributions not previously forfeited shall be forfeited into the Employer's matching contributions forfeiture account after five or more consecutive one-year breaks in service.

                   (e) For purposes of applying the requirement of Section II.A.(2) that a non-full-time Employee complete a year of service in order to be eligible to participate in the Investment Fund, the term "anniversary year" shall be deemed to mean the first 12-month period commencing on the first day of the calendar month in which his employment commences, and then each calendar year commencing after the commencement of the first anniversary year.

         B. For the purposes hereof:

           1. To the extent that the context shall permit, any masculine pronoun used herein shall be construed to include also the similar feminine pronoun, any singular word so used shall be construed to include also the similar plural word and any plural word so used shall be construed to include also the similar singular word.

           2. Any reference herein to any date or day shall be deemed to be a reference to the close of business on such date or day.

           3. Terms used herein with respect to a participant which are defined in Paragraph A of this Article IX shall have the same respective meanings when used with respect to an Employee.

           4. If any Employer shall at any time grant (or shall at any time have granted) to an Employee a leave of absence from his employment by such Employer, whether such leave shall commence (or shall have commenced) and/or shall be granted (or shall have been granted) prior to, at the time of, or subsequent to such Employee's having become a participant, such Employee shall be deemed to be (or to have been) in the employ of such Employer during such leave of absence. That portion of the period of such leave of absence which shall commence on the actual commencement of such leave of absence shall not be deemed to interrupt the continuity of such participant's participation period, but shall not be included therein unless such Employee shall receive a salary from his Employer during all or a portion of such leave of absence and shall make contributions during such period.

           5. In order to convert an amount to a number of units as of any date, such amount shall be divided by the value of one such unit on such date, in order to convert a number of units to an amount as of any date, such number shall be multiplied by the value of one such unit on such date, and in order to convert a number of units of one classification into a number of units of another classification as of any date, such first-mentioned number shall be multiplied by the value of one unit of such classification first referred to on such date and the product thus determined shall be divided by the value of one unit of such other classification on such date.

X.       Adoption by Subsidiaries.
         ------------------------

         A. Any subsidiary or affiliate may, pursuant to a resolution of its board of directors, with the consent of the Administrative Managers, adopt the Investment Fund for the exclusive benefit of its employees eligible to participate therein. Such adoption shall be effective as of the first day of any monthly accounting period specified by such subsidiary and consented to by the Board.

         B. Each subsidiary adopting the Investment Fund as provided in Paragraph A of this Article X shall enter into an agreement with the other Employers and the Trustee pursuant to which such subsidiary shall become a party to the Trust Agreement.

XI.      Amendment; Termination.
         -----------------------

         A. CBS may, at any time and from time to time, amend the Investment Fund pursuant to a resolution or written instrument of the Board (or its duly authorized designees), delivered to the Trustee and to the other Employers; CBS may also, at any time and from time to time, amend the Investment Fund pursuant to a joint resolution or written instrument of the Administrative Managers and Financial Managers, delivered to the Trustee and to the other Employers, but only with respect to amendments that (i) are required by ERISA or other applicable law or regulation governing qualification of employee benefit plans,
(ii) are necessary for Plan administration and do not materially increase costs to the Investment Fund or the Employers, or (iii) clarify ambiguous or unclear Investment Fund provisions. However, (1) no such amendment or termination shall adversely affect amounts credited to any participant's or former participant's accounts on the date of such amendment or termination, nor shall, to the extent prohibited under Section 411(d)(6) of the Code, any amendment result in depriving a participant of the right to elect an optional form of benefit which, but for the provisions of such amendment, such participant (or his or her beneficiaries) would have been entitled to elect with respect to his or her vested benefit, (2) no such amendment shall adversely affect any participant's or former participant's interest in those of the Employer matching contributions credited to his Employer matching contributions subaccount on the date of such amendment which would be vested Employer matching contributions if the date of such amendment were his termination date, (3) no such amendment shall result in a change in the substance of Paragraph B of this Article XI with respect to participants who are such on the date of such amendment, (4) notwithstanding any such amendment and notwithstanding any such termination, it shall be impossible, whether by operation or natural termination of the Trust or pursuant to the provisions of this Paragraph A, or by the happening of a contingency or by arrangement or by any other means, for any part of the corpus of or the income from the Trust to be used for, or diverted to, purposes other than the exclusive benefit of the participants, the former participants and their respective beneficiaries, (5) no such amendment shall increase the duties, responsibilities or obligations of any Administrative Manager or Financial Manager unless he shall consent thereto, (6) no such amendment shall increase the duties, responsibilities or obligations of the Trustee unless it shall consent thereto, and (7) no such amendment shall increase the duties, responsibilities or obligations of an Employer unless it shall consent thereto. In addition, any Employer may, pursuant to a resolution of its board of directors, by a written instrument delivered to the Trustee and to the other Employers, terminate the Investment Fund with respect to its Employees.

         B. In the event of, and upon, an Employer's termination of the Investment Fund or permanent discontinuance of contributions other than by reason of being merged into, or consolidated with, another Employer, whether or not the Trust shall also terminate concurrently therewith, (1) the interest in his Employer matching contributions subaccount of each participant who shall be or shall have been an Employee of such Employer shall vest and the Administrative Managers shall, as of and as promptly as shall be practicable after the valuation date concurrent with, or next succeeding, the date of such termination or permanent discontinuance, allocate unallocated Employer matching contributions pro rata to the Employer matching contributions in the Employer matching contributions subaccounts of the participants who shall have been Employees of such Employer on the date of such termination or permanent discontinuance, and (2) the Trustee shall, as of and as promptly as shall be practicable after the valuation date next succeeding whichever shall occur first of such participant ceasing to be an Employee of CBS and all subsidiaries and the termination of the Trust, pay or distribute to such participant (or his beneficiaries) in the manner provided in Paragraph F of Article VI hereof the benefits to which he is (or they are) entitled. In the event of, and upon, the termination of the Investment Fund by an Employer with respect to some but less than all of the Employees of such Employer (a "partial termination"), (1) the interest in the Employer matching contributions subaccount of each participant affected by such partial termination shall vest and (2) as of and as promptly as shall be practicable after the valuation date concurrent with, or next succeeding, the date of such partial termination, (a) the Administrative Managers shall allocate any unallocated Employer matching contributions pro rata to the Employer matching contributions in the Employer matching contributions subaccounts of the participants affected by such partial termination and (b) the Trustee shall pay or distribute to each such participant (or his beneficiaries) in the manner provided in Paragraph F of Article VI hereof the benefits to which he is (or they are) entitled. In the event of the complete or partial termination of the Investment Fund, or the complete discontinuance of contributions thereto, the account balances of all affected participants shall become fully vested.

         C. In the event of any merger or consolidation of the Investment Fund and/or the Trust hereunder with, or transfer of the assets or liabilities of the Investment Fund and/or Trust to, any other plan, the terms of such merger, consolidation or transfer shall be such that each participant would receive (in the event of termination of the Investment Fund or its successor immediately thereafter) a benefit which is no less than he would have received in the event of termination of the Investment Fund immediately prior to such merger, consolidation or transfer.

           1. Anything herein to the contrary notwithstanding, the Administrator shall direct the Trustee to transfer, as of January 1, 1991, to the trustee of the trust established under the CBS News Special Projects Inc. Employee Investment Fund maintained by CBS News Special Projects Inc. for the benefit of employees of CBS News

Special Projects Inc. who were Employees of CBS participating in the Investment Fund immediately prior to employ with CBS News Special Projects Inc. an amount from the Trust equal to the balance in such participants' accounts determined as of the transfer date. After December 31, 1990, the former CBS Employees described above shall be entitled to no further allocations under this Investment Fund.

           2. Anything herein to the contrary notwithstanding, the Administrator shall direct the Trustee to transfer, as of the transfer date, to the trustee of the trust established under the CBS News Special Projects Inc. Employee Investment Fund maintained by CBS News Special Projects Inc. for the benefit of employees of CBS News Special Projects Inc. who were Employees of CBS participating in the Investment Fund immediately prior to employ with CBS News Special Projects Inc., an amount from the Trust equal to the balance in such participants' accounts determined as of the transfer date. Effective with the transfer date, the former CBS Employees described above shall be entitled to no further allocations under this Investment Fund.

           3. Subject to the approval of the Administrative Managers, the Trustee shall accept a transfer of assets and liabilities accrued by a participant under any other plan which transfer shall be in accordance with the requirements of Section 414(1) of the Code. In no event shall the accrued benefit of any such participant under this Investment Fund immediately after such transfer be less than the accrued benefit of such participant under the transferor plan immediately prior to such transfer. In addition, any distribution, withdrawal, or other rights available to each affected participant under the terms of the transferor plan as of the date of such transfer which are protected under Section 411(d)(6) of the Code shall continue to be available with respect to such transferred account balances.

         D. Notwithstanding anything hereinbefore to the contrary, a matching contribution hereunder by any Employer which (1) was made under a mistake of fact or (2) was conditioned upon deduction of such contribution under Section 404 of the Code and such deduction is disallowed, shall be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed), whichever may be applicable.

XII.     Limitations.
         ------------

         A. Subject to the adjustments hereinafter set forth, the maximum annual addition to a participant's account shall in no event exceed the lesser of (1) $30,000 (adjusted annually, effective January 1, 1988, to reflect increases in the cost of living, in accordance with Regulations issued by the Secretary of the Treasury under Section 415 of the Code) or (2) 25 percent of his annual compensation.

         B. For the purpose of Paragraph A of this Article XII:

           1. "Annual addition" shall mean, as used with respect to a participant, the sum for any calendar year of (1) the Employer's contributions (including before-tax required basic contributions, before-tax voluntary supplemental contributions and Employer matching contributions); (2) any forfeitures under the applicable terms, if any, of the Investment Fund; (3) the participant's after-tax contributions; and (4) amounts described in Section 415(l)(1) and Section 419A(d)(2) of the Code. Notwithstanding the foregoing, annual additions for any calendar year beginning before January 1, 1987 shall include a participant's after-tax contributions only to the extent greater than the lesser of (a) such participant's after-tax contributions in excess of six percent of his compensation or (b) one-half of such participant's after-tax contributions; provided, however, with respect to calendar years prior to January 1, 1976, the amount of a participant's contributions for each year shall be deemed to be an amount equal to the excess of the aggregate of the participant's contributions prior to January 1, 1976 (without regard to such contributions made on or after October 1, 1973 under the terms of the Investment Fund in effect as of such date) over 10 percent of his compensation for each calendar year of his participation in the Investment Fund prior to such date, multiplied by a fraction, the numerator of which shall be 1 and the denominator of which shall be the number of calendar years during which he was a participant prior to January 1, 1976.

           2. "Annual compensation" shall mean a participant's wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by his Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Section 6041(d), Section 6051(a)(3) and Section 6052 of the Code, determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code), and including amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee.

         C. The limitations set forth in this Article with respect to any participant who at any time participates in any other defined contribution plan maintained by the Employer or in more than one defined benefit plan maintained by the Employer shall apply as if the total annual addition allocated to the participant under all such defined contribution plans in which the participant so participates are allocated under a single plan and as if the total benefits payable to the participant under all defined benefit plans maintained by the Employer are payable from a single plan.

           For purposes of this Article, the term "Employer" shall include any affiliated company as defined in Paragraph 4 of Article IX hereof and modified by Section 415(h) of the Code.

         D. In the case of a person who is a participant both in the Investment Fund and the CBS Combined Pension Plan or any other applicable defined plan, the sum of the defined benefit plan fraction and the defined contribution plan fraction (as each such term is hereinafter defined) for any calendar year shall not exceed 1.0.

         E. For the purpose of determining the sum referred to in Paragraph D of this Article XII, the following shall apply:

            (1) "Defined benefit plan fraction" shall mean a fraction, (i) the numerator of which shall be the annual benefit payable with respect to a participant under the CBS Combined Pension Plan and any other applicable defined benefit plan determined without regard to the limitation provisions required by
Section 415(b) of the Code and (ii) the denominator of which shall be the maximum benefit payable under such Section, increased as provided by Section 415(e)(2)(B) of the Code as amended by the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"); provided, however, that in the case of any participant in the CBS Combined Pension Plan whose benefit is described in Section 6.04C thereof prior to increasing the denominator of the fraction pursuant to Section 415(e)(2)(B) of the Code, the numerator of the defined benefit plan fraction shall be deemed not to exceed the denominator of such fraction.


            (2) "Defined contribution plan fraction" shall mean a fraction, (i) the numerator of which shall be the aggregate annual additions (as hereinafter defined), with respect to a participant in the Investment Fund or any other defined contribution plan maintained by an Employer, determined as of the close of the calendar year in which such additions accrued, determined without regard to the limitation provisions required by Section 415(c) of the Code, and (ii) the denominator of which shall be the aggregate maximum annual additions determined by applying the provisions of said Section 415(c) for each calendar year of the participant's service, taking into account the transition rules for years ending prior to January 1, 1983 prescribed under the Investment Fund or other applicable plans and under the Act and TEFRA, including the rules of
Section 415(e)(3) of the Code as amended by TEFRA, unless the Administrative Managers elect to apply the rules of Section 415(e)(6) of the Code, as added by TEFRA; provided, however, that in the case of calendar years prior to January 1, 1976 prior to increasing the denominator of the fraction pursuant to Section 415(e)(3)(B) or Section 415(e)(6)(B) of the Code, the numerator of the defined contribution plan factor shall be deemed not to exceed the denominator of such fraction.

         F. The limitation referred to in Paragraph D of this Article XII shall not apply with respect to any participant who on September 2, 1974 was a participant both in the Investment Fund and the CBS Combined Pension Plan if the defined benefit fraction with respect to such a person shall not be increased, by amendment or otherwise, after September 2, 1974 and no contributions to his account are made under the Investment Fund after such date.

         G. If, prior to the allocation of contributions on behalf of any participant, it is determined that the limitation on annual additions prescribed under Paragraph A hereof or the limitation applicable to a combination of plans prescribed under Paragraph D hereof would be exceeded in any year, contributions shall be reduced, in the following order, but only to the extent necessary to satisfy the limitations:

            (1) First, periodic special contributions shall be reduced;

            (2) Second, after-tax voluntary supplemental contributions shall be reduced;

            (3) Third, before-tax voluntary supplemental contributions shall be reduced;

            (4) Fourth, after-tax required basic contributions shall be reduced;

            (5) Fifth, before-tax required basic contributions shall be reduced;

            (6) Sixth, Employer matching contributions shall be reduced.

              Any amount which may not be allocated to the account of a participant by reason of (2), (3), (4) or (5) hereof shall not be withheld and/or deferred from his salary but shall be paid to him. Any amount which may not be allocated to the account of a participant by reason of (6) hereof shall be retained in the general assets of the Employer, if the Administrative Managers so direct, or paid to such participant upon such terms and conditions as the Administrative Managers may from time to time prescribe.

         H. Notwithstanding the provisions of Paragraph G, in the event that the limitations prescribed under Paragraph D would be exceeded with respect to any participant who participates in the Investment Fund and the CBS Combined Pension Plan or any other applicable defined benefit plan, the benefits under the defined benefit plan shall be reduced or frozen prior to making any adjustments under the Investment Fund.

         I. In the event that, notwithstanding Paragraph G hereof, the limitations with respect to annual additions prescribed hereunder are exceeded with respect to any participant and such excess arises as a consequence of the crediting of forfeitures to the participant's account or a reasonable error in estimating the participant's compensation or a reasonable error in determining the amount of before-tax contributions that may be made with respect to any individual within the limits of Section 415 of the Code, such excess shall be disposed of by returning to the participant his after-tax contributions, if any, for the year in which the excess arose, together with the earnings thereon, but only to the extent necessary to cause the annual additions to the participant's account to equal, but not exceed, the limitations prescribed hereunder. In the event that after such contributions and earnings are returned there remains an excess, before-tax contributions, if any, for the year in which the excess arose, shall be returned to the participant, but only to the extent necessary to cause the annual additions to the participant's account to equal, but not exceed, the limitations prescribed hereunder. In the event that after such contributions are returned there remains an excess, such excess shall be held in a suspense account and allocated to the account of the participant in succeeding years or, if his employment has terminated and there remains an amount standing to his credit in a suspense account, among the accounts of all participants. Any before-tax or after-tax contributions that are returned to the participant in accordance with this Paragraph shall not be taken into account in applying the limitations of Paragraphs (iii)(A), (iii)(C) and (iii)(D) of Article IV.

XIII.    Interpretation.
         ---------------

         Anything in the Investment Fund or the Trust Agreement to the contrary notwithstanding, no provision thereof shall be so construed as to violate the requirements of the Act. To the extent that state law shall not be preempted by the provisions of the Act or any other laws of the United States heretofore or hereafter enacted, as the same may be amended from time to time, the Investment Fund shall be administered, construed and enforced according to the laws of the State of New York.

XIV.     Top-Heavy Plan.
         ---------------

         A. Effective January 1, 1984, the Investment Fund shall meet the requirements of this Article XIV in the event that the Investment Fund is or becomes a top-heavy plan.

         B. 1. Subject to the aggregation rules set forth in subparagraph 2 of this Paragraph B, the Investment Fund shall be considered a top-heavy plan pursuant to Section 416(g) of the Code in any plan year beginning after December 31, 1983 if, as of the determination date, the present value of the cumulative accrued benefits of all Key Employees exceeds 60 percent of the present value of the cumulative accrued benefits of all of the Employees as of such date, excluding former Key Employees and, except for the plan year beginning January 1, 1984, excluding any Employee who has not performed services for the Employer during the five consecutive plan year period ending on the determination date, but taking into account in computing the ratio any distributions made during the five consecutive plan year period ending on the determination date. For purposes of the above ratio, the present value of a Key Employee's accrued benefit shall be counted only once each plan year, notwithstanding the fact that an individual may be considered a Key Employee for more than one reason in any plan year.

            2. For purposes of determining whether the Investment Fund is a top-heavy plan and for purposes of meeting the requirements of this Article XIV, the Investment Fund shall be aggregated and coordinated with other qualified plans in a required aggregation group and may be aggregated or coordinated with other qualified plans in a permissive aggregation group. If such required aggregation group is top-heavy, this Investment Fund shall be considered a top-heavy plan. If such permissive aggregation group is not top-heavy, this Investment Fund shall not be a top-heavy plan.

         C. For the purpose of determining whether the Investment Fund is top-heavy, the following definitions shall be applicable:

            1. Determination and Valuation Dates. The term "determination date" shall mean, in the case of any plan year, the last day of the preceding plan year. The amount of an individual's accrued benefit and the present value thereof shall be determined as of the valuation date and shall include any contribution actually made after such valuation date but on or before the determination date. The term "valuation date" means the most recent value determination date defined in subparagraph 70 of Paragraph A of Article IX hereof occurring within a 12-month period ending on the determination date.

            2. Key Employee. An individual shall be considered a Key Employee if he is an Employee or former Employee who at any time during the current plan year or any of the four preceding plan years:

              (a) was an officer of the Employer who has annual compensation from the Employer in the applicable plan year in excess of 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code; provided, however, that the number of individuals treated as Key Employees by reason of being officers hereunder shall not exceed the lesser of 50 or 10 percent of all Employees, and provided further that if the number of Employees treated as officers is limited to 50 hereunder, the individuals treated as Key Employees shall be those who, while officers, received the greatest annual compensation in the applicable plan year and any of the four preceding plan years (without regard to the limitation set forth in Section 416(d) of the Code); or

              (b) was one of the 10 Employees owning or considered as owning the largest interests in the Employer who has annual compensation from the Employer in the applicable plan year in excess of the dollar limitation under Section 415(c)(1)(A) of the Code as increased under Section 415(d) of the Code; or

              (c) was a more than five percent owner of the Employer; or

              (d) was a more than one percent owner of the Employer whose annual compensation from the Employer in the applicable plan year exceeded $150,000.

         For purposes of determining who is a Key Employee, ownership shall mean ownership of the outstanding stock of the Employer or of the total combined voting power of all stock of the Employer, taking into account the constructive ownership rules of Section 318 of the Code, as modified by Section 416(i)(1) of the Code.

         For purposes of section (a) of this subparagraph but not for purposes of sections (b), (c) and (d) of this subparagraph (except for purposes of determining compensation under section (d) of this subparagraph), the term "Employer" shall include any entity aggregated with an Employer pursuant to
Section 414(b), (c) or (m) of the Code.

         For purposes of section (b) of this subparagraph, an Employee (or former Employee) who has some ownership interest is considered to be one of the top 10 owners unless at least 10 other Employees (or former Employees) own a greater interest than such Employee (or former Employee); provided that if an Employee has the same ownership interest as another Employee, the Employee having greater annual compensation from the Employer is considered to have the larger ownership interest.

            3. Non-Key Employee. The term "Non-Key Employee" shall mean any Employee who is a participant and who is not a Key Employee.

            4. Beneficiary. Whenever the term "Key Employee", "former Key Employee", or "Non-Key Employee" is used herein, it includes the beneficiary or beneficiaries of such individual. If an individual is a Key Employee by reason of the foregoing sentence as well as a Key Employee in his own right, both the present value of his inherited accrued benefit and the present value of his own accrued benefit will be considered his accrued benefit for purposes of determining whether the Investment Fund is a top-heavy plan.

            5. Compensation and Compensation Limitation. For purposes of this
Article XIV, except as otherwise specifically provided, the term "compensation" means the amount stated on an Employee's Form W-2 for the calendar year that ends with or within the plan year; provided that the annual compensation of a Key Employee taken into account under the Investment Fund shall not exceed $200,000, for plan years beginning before January 1, 1994, or $150,000, for plan years beginning after December 31, 1993, and in either case adjusted for increases in the cost of living pursuant to regulations issued under Section 401(a)(17) of the Code.

            6. Required Aggregation Group. The term "required aggregation group" shall mean all other qualified defined benefit and defined contribution plans, (including terminated plans which were maintained within the last five years ending on the determination date for the plan year in question and which would, but for the fact that the plan is terminated, be part of the required aggregation group), maintained by the Employer in which a Key Employee participates, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.

            7. Permissive Aggregation Group. The term "permissive aggregation group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer that meet the requirements of Sections 401(a)(4) and 410 of the Code when considered with a required aggregation group.

            8. Present Value of Accrued Benefit. The present value of an individual's accrued benefit shall mean the sum of the value as of the most recent valuation date of the amounts credited to his Fund accounts as of the determination date and contributions due as of the determination date.

         D. In the event the Investment Fund is determined to be top-heavy for any plan year, the following requirements shall be applicable.

            1. Minimum Allocation. (a) In the case of a Non-Key Employee who is covered under this Investment Fund but does not participate in any qualified defined benefit plan maintained by the Employer, the minimum allocation of contributions (not including before-tax contributions) plus forfeitures allocated to the account of each such Non-Key Employee who has not separated from service at the end of a plan year in which the Investment Fund is top-heavy shall equal the lesser of three percent of compensation for such plan year or the largest percentage of compensation provided on behalf of any Key Employee for such plan year. For purposes of determining the minimum required contribution, the before-tax contributions made on behalf of key employees shall be taken into account. The minimum allocation provided hereunder may not be suspended or forfeited under Sections 411(a)(3)(B) or 411(a)(3)(D) of the Code. The minimum allocation shall be made for a Non-Key Employee for each plan year in which the Investment Fund is top-heavy, even if he has not completed a year of service in such plan year or if he has declined to elect to have salary reduction contributions made on his behalf.

              (b) A Non-Key Employee who is covered under this Investment Fund and under a qualified defined benefit plan maintained by the Employer shall not be entitled to the minimum allocation under this Investment Fund but shall receive the minimum benefit provided under the terms of the qualified defined benefit plan.

            2. Limitations on Annual Additions and Benefits. For purposes of computing the defined benefit plan fraction and defined contribution plan fraction as set forth in Sections 415(e)(2)(B) and 415(e)(3)(B) of the Code, the dollar limitations on benefits and annual additions applicable to a limitation year shall be multiplied by 1.0 rather than by 1.25.

XV.      Midwest Communications, Inc. Transaction.
         -----------------------------------------

A.       Transfer of Accounts from the Midwest Communications,
         Inc. Retirement Savings Plan to Investment Fund:
         -----------------------------------------------------

            1. All individuals who were salaried, nonunion employees of Midwest Communications, Inc. and who were eligible to participate in the Midwest Communications, Inc. Retirement Savings Plan as of February 5, 1992, shall be eligible to participate in the Investment Fund with respect to compensation earned after April 5, 1992. Amounts credited to the accounts of such Participants of the Midwest Communications, Inc. Retirement Savings Plan who are participants under the Investment Fund shall be transferred to the Investment Fund effective April 30, 1992 ("Transferred Amount(s)").

            2. All individuals who were union employees of Midwest Communications, Inc. and who were eligible to participate in the Midwest Communications, Inc. Retirement Savings Plan shall be eligible to participate in the Investment Fund as of the date specified by the individual collective bargaining agreement with respect to compensation earned after the date specified in such agreement. Amounts credited to the accounts of such Participants of the Midwest Communications, Inc. Retirement Savings Plan who are participants under the Investment Fund shall be transferred to the Investment Fund effective as of the valuation date following the date specified in the particular collective bargaining agreement for their eligibility to participate in the Investment Fund ("Transferred Amount(s)").

            3. Transferred Amounts shall be subject to the following procedures:

               (i) Allocation and Accounting for Transferred Amounts: The portion of a participant's Transferred Amount representing before-tax contributions shall be allocated to his before-tax subaccount; the portion representing rollover contributions shall be allocated to his Rollover Contribution Account; and the remaining portion shall be allocated to the participant's Employer matching contribution subaccount.

               (ii) Investment of Transferred Amounts: Transferred Amounts shall be invested in Funds A, B, D and E as directed by the participant in accordance with the investment provisions of Article III and IV. In the event the participant fails to issue an investment direction, the Transferred Amounts shall be invested in Fund B.

               (iii) Vesting in Transferred Amounts: A participant's vested interest in his Transferred Amount shall be determined in accordance with the rules of subparagraph 72 of Paragraph A of Article IX hereof, provided that all prior service credit with Midwest Communications, Inc. shall be treated as service with CBS, and further provided that a participant's vested interest in the Transferred Amounts under the Investment Fund shall be no less than his vested interest under the Transferor Plan determined as of the date such amounts are transferred to this Investment Fund.

            (iv) Distribution and Withdrawals of Transferred Amounts: The requirements of Article VI shall govern the withdrawal and distribution of Transferred Amounts in the same manner as if such amounts were originally contributed to this Investment Fund, provided that in the event former Participants in the Midwest Communications, Inc. Retirement Savings Plan had Rollover Contribution Accounts thereunder, these amounts will be available for withdrawal under the withdrawal rules of Section 7.1 of that Plan, to wit:

         "Withdrawals from Rollover Account: A Participant may withdraw from his Rollover Account an amount not less than the lesser of One Thousand Dollars or the balance of such Account and not in excess of the amount of such Account balance as of the Valuation Date that next follows by at least thirty days (or such shorter period as the Administrator may by uniform rule allow) the date on which the Administrator receives a complete and accurate written withdrawal application from the Participant in form prescribed by the Administrator. Such withdrawal distribution shall be made by the Trustee as soon as administratively practicable following such Valuation Date." Section 2.28 of the Midwest Communications, Inc. Retirement Savings Plan provides that the Valuation Date is the last day of each calendar month and such interim dates as the Administrator may from time to time specify pursuant to
         Section 5.2(B).

         B. Merger of WCCO Television, Inc. AFTRA 401(k) Plan into Investment
            Fund:
            -----------------------------------------------------------------

            1. All individuals who were Participants in the WCCO Television, Inc. AFTRA 401(k) Plan as of August 21, 1992 shall be eligible to participate in the Investment Fund with respect to compensation earned after August 23, 1992. Amounts credited to the accounts of such Participants of the WCCO Television, Inc. AFTRA 401(k) Plan who are participants under the Investment Fund shall be transferred to the Investment Fund effective September 2, 1992 ("Transferred Amount(s)").

            Effective August 31, 1992, the participants shall direct the Trustee of the CBS Employee Investment Fund to transfer the total of their account balance(s) in the WCCO Television, Inc. AFTRA 401(k) Plan to the designated Fund account(s) under the Investment Fund.

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

            2. Transferred Amounts shall be subject to the following procedures:

                   (i) Allocation and Accounting for Transferred Amounts: The
               portion of a participant's Transferred Amount representing before-tax contributions shall be allocated to his Before-Tax Account; the portion representing rollover contributions shall be allocated to his Rollover Contribution Account.

                   (ii) Investment of Transferred Amounts: Transferred Amounts
              shall be invested in Funds A, B and D as directed by the participant in accordance with the investment provisions of
              Article III and IV. In the event the participant fails to issue an investment direction, the Transferred Amounts shall be invested in Fund B.

                   (iii) Vesting in Transferred Amounts: A participant's vested interest in his Transferred Amount shall be determined in accordance with the rules of subparagraph 62 of Paragraph A of
              Article IX hereof, provided that all prior service credit with Midwest Communications, Inc. shall be treated as service with CBS, and further provided that a participant's vested interest in the Transferred Amounts under the Investment Fund shall be no less than his vested interest under the Transferor Plan determined as of the date such amounts are transferred to this Investment Fund.

                   (iv) Distribution and Withdrawals of Transferred Amounts: The
              requirements of Article VI shall govern the withdrawal and distribution of Transferred Amounts in the same manner as if such amounts were originally contributed to this Investment Fund, provided that in the event former Participants in the WCCO Television, Inc. AFTRA 401(k) Plan had Rollover Contribution Accounts thereunder, these amounts will be available for withdrawal under the withdrawal rules of Section 7.1 of that Plan, to wit:

              "Withdrawals from Rollover Account: A Participant may withdraw from his Rollover Account an amount not less than the lesser of One Thousand Dollars or the balance of such Account and not in excess of the amount of such Account balance as of the Valuation Date that next follows by at least thirty days (or such shorter period as the Administrator may by uniform rule allow) the date on which the Administrator receives a complete and accurate written withdrawal application from the Participant in form prescribed by the Administrator. Such withdrawal distribution shall be made by the Trustee as soon as administratively practicable following such Valuation Date." Section 2.27 of the WCCO Television, Inc. AFTRA 401(k) Plan provides that the Valuation Date is the last day of each calendar month and such interim dates as the Administrator may from time to time specify pursuant to Section 5.2(B).

XVI.     Merger of Radford Studio Center Inc. 401(k) Tax
         Sheltered Savings Plan and Trust.
         -----------------------------------------------

         1. All individuals who were employees of Radford Studio Center Inc. and who were eligible to participate in the Radford Studio Center Inc. 401(k) Tax Sheltered Savings Plan and Trust as of November 30, 1994, shall be eligible to participate in the Investment Fund with respect to compensation earned after November 30, 1994. Amounts credited to the accounts of such participants of the Radford Studio Center Inc. 401(k) Tax Sheltered Savings Plan who are participants under the Investment Fund shall be transferred to the Investment Fund effective as of December 1, 1994 ("Radford Transferred Amount(s)").

         2. Radford Transferred Amounts shall be subject to the following procedures:

            (i) Allocation and Accounting for Radford Transferred Amounts: The portion of a participant's Radford Transferred Amount representing before-tax contributions shall be allocated to his Before-Tax Account.

            (ii) Investment of Radford Transferred Amounts: Radford Transferred Amounts shall be invested in Funds A, B, D, and E as directed by the participant in accordance with provisions of Article III and IV. In the event the participant fails to issue an investment direction, the Radford Transferred Amounts shall be invested in Fund B.

            (iii) Vesting in Radford Transferred Amounts: A participant shall be fully vested in his interest in the Radford Transferred Amount.

            (iv) Distribution and Withdrawals of Radford Transferred Amounts:
         The requirements of Article VI shall govern the withdrawal and distribution of Radford Transferred Amounts in the same manner as if such amounts were originally contributed to this Investment Fund.

XVII.    Direct Rollover of Amounts from Plans in Which Employees
         of WPRI-TV Participated.
         --------------------------------------------------------

         1. Any Employee who:

            (i) was an employee of the seller of WPRI-TV and prior to the date the assets related to that station were acquired by CBS (the "Acquisition Date");

            (ii) became an Employee of CBS on the Acquisition Date; and

            (iii) receives an "eligible rollover distribution" from any qualified plan sponsored by the seller shall be eligible to make a direct rollover contribution of such "eligible rollover distribution" to the Investment Fund. The Trustee shall credit the amount of any direct rollover contribution to the participant's Rollover Account, in accordance with the participant's designation, as of the date the direct rollover contribution is made.

         2. The term direct rollover contribution means the contribution of an "eligible rollover distribution" to the Trustee by the Employee or the trustee of another "eligible retirement plan" (as defined in Section 402(c)(8)(B) of the Code) in the form of a direct transfer under Section 401(a)(31) of the Code.

         3. For purposes of this Article XVII, the term "eligible rollover distribution" means:

           A. part or all of the amount (other than nondeductible employee contributions) received by such Employee or distributed directly to this Plan on such Employee's behalf from an employee plan and trust described in Code Section 401(a) which is exempt from tax under Code
         Section 501(a) and which is sponsored by the seller of WPRI-TV.

           In all events, such amount shall constitute an "eligible rollover distribution" only if such amount qualifies as such under Code Section 402(c) and the regulations and other guidance thereunder and is a distribution of all or any portion of the balance to the credit of the Employee from the distributing plan other than any distribution: (1) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for a specified period of ten years or more; (2) to the extent such distribution is required under Code Section 401(a)(9); (3) to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or (4) that is made to a non-spouse beneficiary.

         B. Once accepted by the Trust, an amount rolled over pursuant to this
Article XVII shall be credited to the participant's accounts, and invested in the funds in accordance with the participant's directions for such amounts. Thereafter, such rolled over amounts shall be administered and invested in accordance with Article IV and subject to the distribution provisions set forth in Article VI. For purposes of Article VI, rolled over amounts shall be subject to the same provisions as a participant's after-tax subaccount; provided, however, that such amounts shall not be available for withdrawal under Paragraph
B.1 of Article VI. The limitations of Article IV, Section (iii) and Article XII shall not apply to rollover contributions. All rollover contributions shall be made in cash and shall be fully vested. No Employer's matching contributions shall be made with respect to rollover contributions.

XVIII.   Direct Rollover of Amounts from Plans in Which Employees
         of TNN/CMT Cable Networks Participated.
         --------------------------------------------------------

         1. Any Employee who:

            (i) was an employee of the seller of TNN/CMT Cable Networks prior to the date the assets related to that network were acquired by CBS (the "Gaylord Acquisition Date");

            (ii) became an Employee of CBS on the Gaylord Acquisition Date; and

            (iii) receives an "eligible rollover distribution" from any qualified plan sponsored by the seller in connection with such sale no later than December 31, 1999.

shall be eligible to make a direct rollover contribution of such "eligible rollover distribution" to the Investment Fund. The Trustee shall credit the amount of any direct rollover contribution to the participant's Rollover Account, in accordance with the participant's designation, as of the date the direct rollover contribution is made.

         2. The term direct rollover contribution means the contribution of an "eligible rollover distribution" to the Trustee by the Employee or the trustee of another "eligible retirement plan" (as defined in Section 402(c)(8)(B) of the Code) in the form of a direct transfer under Section 401(a)(31) of the Code.

         3. For purposes of this Article XVIII, the term "eligible rollover distribution" means:

           A. part or all of the amount (other than nondeductible employee contributions) received by such Employee or distributed directly to this Plan on such Employee's behalf from an employee plan and trust described in Code Section 401(a) which is exempt from tax under Code
         Section 501(a) and which is sponsored by the seller of the TNN/CMT Cable Networks. An eligible rollover distribution which is a direct rollover contribution shall include, pursuant to procedures established by the Administrator, promissory notes reflecting a loan issued by the seller's plan described in the preceding sentence; provided, however, that an election to directly roll over such notes to the EIF shall be effective only if made by a date to be specified by the Administrator and communicated to eligible Employees at least two weeks prior to such date.

           In all events, such amount shall constitute an "eligible rollover distribution" only if such amount qualifies as such under Code Section 402(c) and the regulations and other guidance thereunder and is a distribution of all or any portion of the balance to the credit of the Employee from the distributing plan other than any distribution: (1) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for a specified period of ten years or more; (2) to the extent such distribution is required under Code Section 401(a)(9); (3) to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or (4) that is made to a non-spouse beneficiary.

           If all or any portion of a direct rollover contribution is received in the form of a promissory note described in the first paragraph of this subsection A, the participant making such a direct rollover contribution shall execute a new payroll withholding agreement and, to the extent required to permit the continued enforcement and administration of such note and loan, a new loan agreement that is consistent with the provisions of Article VII of this Plan and the Plan's procedures regarding loans, including the repayment period for the remaining loan balance. The interest rate applicable to the new loan agreement shall be the interest rate in effect for the loan immediately prior to rollover.

           B. Once accepted by the Trust, an amount rolled over pursuant to this
         Article XVIII shall be credited to the participant's accounts, and invested in the funds in accordance with the participant's directions for such amounts. Thereafter, such rolled over amounts shall be administered and invested in accordance with Article IV and subject to the distribution provisions set forth in Article VI. For purposes of
         Article VI, except as otherwise provided in Paragraph G of Article VI, rolled over amounts shall be subject to the same provisions as a participant's before-tax subaccount. The limitations of Article IV, Section (iii) and Article XII shall not apply to rollover contributions. All rollover contributions (other than those made in the form of a promissory note as described above) shall be made in cash and shall be fully vested. No Employer's matching contributions shall be made with respect to rollover contributions.

XIX.     Account Transfers.
         ------------------

           A. 1998 Transfer of Accounts from the Westinghouse Savings Program to the Investment Fund.
              ------------------------------------------------------------------

              1. All individuals who, as of December 31, 1997, were employees of the Corporation (i) primarily providing services to a subsidiary or division of the Corporation that was part of Westinghouse Electric Corporation prior to November 24, 1995 and engaged in the business of radio and/or television broadcasting, cable operations, satellite operations, or related businesses, or
(ii) providing management services in a position that had been moved or identified as being moved from Pittsburgh to New York City, and who were eligible to participate in the Westinghouse Savings Program, shall be eligible to participate in the Investment Fund with respect to compensation earned after December 31, 1997. Amounts credited to the accounts of such Participants in the Westinghouse Savings Program who are participants under the Investment Fund shall be transferred to the Investment Fund effective January 2, 1998 ("Transferred Amount(s)").

              2. Transferred Amounts shall be subject to the following procedures:

                 (i) Allocation and Accounting for Transferred Amounts: The portion of a participant's Transferred Amount representing before-tax contributions shall be allocated to his before-tax subaccount; the portion representing after-tax contributions shall be allocated to his after-tax subaccount; the portion representing rollover contributions shall be allocated to his rollover contributions account; and the remaining portion shall be allocated to the participant's Employer matching contribution subaccount. To the extent a participant described in this Section XV.A has an election in place for contributions in excess of 15% of the Employee's salary, contributions will be reduced to 15% of the Employee's salary, first through a reduction to after-tax contributions, then through a reduction to before-tax contributions.

                 (ii) Investment of Transferred Amounts: Transferred Amounts shall be invested in available Funds as directed by the participant in accordance with the investment provisions of Article III and IV. In the event the participant fails to issue an investment direction, the Transferred Amounts shall be invested in the Stable Value Fund.

                 (iii) Vesting in Transferred Amounts: A participant's vested interest in his Transferred Amount shall be determined in accordance with the rules of subparagraph 72 of Paragraph A of Article IX hereof, provided that all prior service credit taken into account under the Westinghouse Savings Program shall be treated as service with CBS, and further provided that a participant's vested interest in the Transferred Amounts under the Investment Fund shall be no less than his vested interest under the Westinghouse Savings Program determined as of the date such amounts are transferred to this Investment Fund.

                 (iv) Distribution and Withdrawals of Transferred Amounts: The requirements of Article VI shall govern the withdrawal and distribution of Transferred Amounts in the same manner as if such amounts were originally contributed to this Investment Fund. In addition, (a) to the extent that a distribution or withdrawal (other than on account of hardship) consists of amounts in the Company Stock Fund, the participant may, with respect to Transferred Amounts in such Company Stock Fund, elect to receive such amounts in cash or Viacom Inc. Stock, (b) a participant may withdraw at any time the Transferred Amounts credited to his rollover contributions subaccount, (c) a participant who is 100% vested in his Employer matching contributions subaccount may elect at any time to withdraw Transferred Amounts credited to such subaccount, and (d) a retired participant (a participant who has retired under an Employer pension plan or who suffers a disability) may elect to have his accounts distributed in cash, in automatic monthly or annual installments, specified by the participant at retirement, without regard to the limitation in
Article VI.E.1(a) that the period over which such payments may be made may not exceed 20 years. A retired participant who elects to receive monthly or annual installments may cancel or change such election at any time. A retired participant may elect a total or partial distribution of his accounts.

                 (v) Loans: A participant's Transferred Amount may include, pursuant to procedures established by the Administrative Managers, as many as two loans, without regard to whether one of the loans is for a primary residence. Such loans may be reamortized to reflect different payroll periods.

         B. 2000 Transfer of Accounts from the Westinghouse Savings Program to the Investment Fund
           -------------------------------------------------------------------

            1. Any employee of the Corporation who was a participant in the Westinghouse Savings Program at the end of the day on December 31, 1999 and is an active employee of the Corporation on January 1, 2000 shall be eligible to participate in the Investment Fund, effective January 1, 2000, with respect to compensation earned after December 31, 1999. Effective January 1, 2000, the Corporation shall be treated as an Employer under the Investment Fund with respect to such individuals ("Transferred

 Individuals").

            2. All contributions made to the Investment Fund after December 31, 1999 shall be invested in accordance with a Transferred Individual's investment direction as in effect under the Westinghouse Savings Program on December 8, 1999, until the Transferred Individual makes a different election with respect to such contributions in accordance with Article IV.

            3. Amounts credited to accounts of participants in the Westinghouse Savings Program who, as of December 31, 1999, are active employees of the Corporation or an Employer and who (i) provided management services in a position that after December 31, 1997 and before January 1, 2000 had been moved from Pittsburgh to New York City, and whose accounts under the Westinghouse Savings Program have not previously been spun-off and merged into the Investment Fund, or (ii) provide services in Pittsburgh and have not been designated as eligible for permanent job separation benefits under the Westinghouse Pension Plan as of December 31, 1999, shall be transferred to the Investment Fund effective January 6, 2000 ("Transferred Amount(s)").

            4. Transferred Amounts shall be subject to the following procedures:

               (i) Allocation and Accounting for Transferred Amounts: The portion of a participant's Transferred Amount representing before-tax contributions shall be allocated to his before-tax subaccount; the portion representing after-tax contributions shall be allocated to his after-tax subaccount; the portion representing rollover contributions shall be allocated to his rollover contributions account; and the remaining portion shall be allocated to the participant's Employer matching contribution subaccount. To the extent a participant described in this Section XX.B has an election in place for contributions in excess of 15% of the Employee's salary, contributions will be reduced to 15% of the Employee's salary, first through a reduction to after-tax contributions, then through a reduction to before-tax contributions.

               (ii) Investment of Transferred Amounts: Transferred Amounts shall be invested in available Funds as follows:


        Investment under Westinghouse
                Savings Program                      Fund
                ---------------                      ----

      Fixed Income Fund                          Stable Value Fund

BT LifeCycle Short Range Fund                    Short Term Life Cycle Fund
BT LifeCycle Mid-Range Fund                      Medium Term Life Cycle Fund
JPM Institutional Diversified Fund               Medium Term Life Cycle Fund
BT LifeCycle Long Range Fund                     Long Term Life Cycle Fund
BT Equity 500 Index Fund                         S&P 500 Index Fund
Fidelity Growth & Income Portfolio               S&P 500 Index Fund
Janus Fund                                       S&P 500 Index Fund
American Century Ultra Fund                      Small Cap U.S. Equity Fund
JPM International Equity Fund                    International Equity Index Fund
CBS Stock Fund                                   Company Stock Fund (CBS)
Infinity Stock Fund                              Infinity Stock Fund

               (iii) Vesting in Transferred Amounts: A participant's vested interest in his Transferred Amount shall be determined in accordance with the rules of subparagraph 72 of Paragraph A of Article IX hereof, provided that all prior service credit taken into account under the Westinghouse Savings Program shall be treated as service with CBS, and further provided that a participant's vested interest in the Transferred Amounts under the Investment Fund shall be no less than his vested interest under the Westinghouse Savings Program determined as of the date such amounts are transferred to this Investment Fund.

               (iv) Distribution and Withdrawals of Transferred Amounts: The requirements of Article VI shall govern the withdrawal and distribution of Transferred Amounts in the same manner as if such amounts were originally contributed to this Investment Fund. In addition, (a) to the extent that a distribution or withdrawal (other than account of hardship) consists of amounts in the Company Stock Fund, the participant may, with respect to Transferred Amounts in such Company Stock Fund, elect to receive such amounts in cash or Viacom Inc. Stock, (b) a participant may withdraw at any time the Transferred Amounts credited to his rollover contributions subaccount, (c) a participant who is 100% vested in his Employer matching contributions subaccount may elect at any time to withdraw Transferred Amounts credited to such subaccount, and (d) a retired participant (a participant who has retired under an Employer pension plan or who suffers a disability) may elect to have his accounts distributed in cash, in automatic monthly or annual installments, specified by the participant at retirement, without regard to the limitation in Article VI.E.1(a) that the period over which such payments may be made may not exceed 20 years. A retired participant who elects to receive monthly or annual installments may cancel or change such election at any time. A retired participant may elect a total or partial distribution of his accounts.

               (v) Loans: A participant's Transferred Amount may include, pursuant to procedures established by the Administrative Managers, as many as two loans, without regard to whether one of the loans is for a primary residence. Such loans may be reamortized to reflect different payroll periods.

                                   APPENDIX A
                                   ----------

1. Salary for Employees Not on Basic Payroll (Not Including Employees of the Corporation Primarily Providing Services to a Subsidiary or Division of the Corporation that was Part of Westinghouse Electric Corporation Prior to November 24, 1995 and Engaged in the Business of Radio and/or Television Broadcasting, Cable Operations, Satellite Operations, or Related Businesses)

      This appendix sets forth the definition of "salary" in the case of certain categories of Employees whose regular compensation is not payable entirely on a weekly or biweekly or semimonthly salary basis.

      Salespeople on commission. The salary of a salesperson shall be equal to the sum of:

      (a) 100% of the first $40,000 (or such other amount as the Board of Directors may determine by resolution) of base salary and commissions earned during the previous calendar year, plus

      (b) 50% of base salary and commissions exceeding $40,000 (or such other amount as the Board of Directors may determine by resolution) during the previous calendar year.

      In no event will the salary for a salesperson be less than the salesperson's base salary.

      Talent employees. The salary of a "talent employee" shall be equal to the sum of:

      (a) 100% of the talent employee's actual compensation (excluding bonuses, overtime, deferred compensation and additional compensation of any kind) up to $100,000, plus

      (b) 50% of the talent employee's actual compensation (excluding bonuses, overtime, deferred compensation and additional compensation of any kind) in excess of $100,000.

         In no event shall compensation in excess of $550,000 be considered in determining a talent employee's salary. Further, in no event shall a talent employee's salary in any year be less than the lesser of (1) such talent employee's salary in the prior year, or (2) such talent employee's actual compensation for the current year.

2. Salary for Employees Not on Basic Payroll Who are Employees of the Corporation Primarily Providing Services to a Subsidiary or Division of the Corporation that was Part of Westinghouse Electric Corporation Prior to November 24, 1995 and Engaged in the Business of Radio and/or Television Broadcasting, Cable Operations, Satellite Operations, or Related Businesses)

      This appendix sets forth the definition of "salary" in the case of certain categories of Employees whose regular compensation is not payable entirely on a weekly or biweekly or semimonthly salary basis.

      Salespeople on commission. The salary of a salesperson shall be equal to:

      (a) for individuals employed during the period December 1, 1995 through November 30, 1996, 100% of base salary and commissions earned during the 12-month period of December 1, 1995 through November 30, 1996; or

      (b) for individuals not employed during the period December 1, 1995 through November 30, 1996, 100% of base salary and commissions projected to be earned during the current year.

      In no event will the salary of a salesperson be less than the salesperson's base salary.